EXHIBIT 10.13

                  TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT

         This TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT is made and effective as of the later of the two signature dates set forth below ("EFFECTIVE DATE") by and between CREATIVE TECHNOLOGY LTD., a Singapore corporation ("CREATIVE"), having a principal place of business at 67 Ayer Rajah Crescent #03-18, Republic of Singapore 139950, and NETSPEAK, CORPORATION, a Florida corporation ("LICENSOR"), having a principal place of business at 902 Clint Moore Road, Boca Raton, Florida 33407.

         This Agreement consists of the attached Basic Terms and Conditions, including the Exhibits attached thereto (collectively, the "AGREEMENT").

         For purposes of this Agreement, all reference to "Creative" shall include a reference to Creative Affiliate, and all reference to "Licensor" shall include a reference to Licensor Affiliate.

         Each of the undersigned represents and warrants that he or she is duly authorized to sign this Agreement on behalf of the party he or she represents. Each party has read, understands and agrees to the terms and conditions of this Agreement.

CREATIVE:                                       LICENSOR:

CREATIVE TECHNOLOGY LTD.                        NETSPEAK CORPORATION

By:/S/ SIM WONG HOO                             By:/S/ ROBERT KENNEDY
   ----------------                                ------------------
   Sim Wong Hoo                                    Robert Kennedy

Name: Sim Wong Hoo                              Name: Robert Kennedy

Title: Chairman & CEO                           Title: President


Address:                                        Address:

67 Ayer Rajah Crescent #03-18                   902 Clint Moore Road
Republic of Singapore 139950                    Boca Raton, FL 33407
Attention:  John Danforth                       Attention:___________________
Phone: 408/428-2380                             Phone: 407/997-4001
Fax:   408/428-6699                             Fax:   407/997-2401


Date:                                           Date:
     ------------------------                        ------------------------

                                                       CONFIDENTIAL

                           BASIC TERMS AND CONDITIONS
                                       TO
                  TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT

         All capitalized terms contained herein shall have the meaning set forth in Exhibit A, attached hereto, unless otherwise defined in the main text of this Agreement.

1.       GRANT OF RIGHTS.

         1.1(a) EXCLUSIVE ACTIVATED PRODUCT LICENSE GRANT. For the duration of the Activated Product Term in this Agreement, and subject to the terms and conditions of this Agreement, Licensor hereby grants to Creative a non-transferable, exclusive, world-wide right and license (with a right to sublicense pursuant to Section 8.0 hereto) to:

                  (i) use, reproduce, have reproduced, manufacture, have manufactured, modify or have modified solely pursuant to Section 14.0, market, have marketed, sell, have sold, import, export, distribute and/or have distributed the Activated Product; and

                  (ii) create Derivative Works (as mutually agreed), and Localized Products from the Activated Products.

         1.1(b) EXCLUSIVE RESTRICTED PRODUCT LICENSE GRANT. For the duration of the Restricted Product Term in this Agreement, and subject to the terms and conditions of this Agreement, Licensor hereby grants to Creative a non-transferable, exclusive world-wide right and license (with the right to sublicense pursuant to Section 8.0 hereto) to:

                  (i) use, reproduce, have reproduced, manufacture, have manufactured, modify or have modified solely pursuant to Section 14.0, market, have marketed, sell, have sold, import, export, distribute and/or have distributed the Restricted Product; and

                  (ii) create Derivative Works (as mutually agreed), and Localized Products from the Restricted Product.

         1.2 NON-EXCLUSIVE DOCUMENTATION LICENSE GRANT. For the duration of the Term of this Agreement, and subject to the terms and conditions of this Agreement, Licensor hereby grants to Creative a nontransferable, non-exclusive, world-wide right and license under Licensor's Intellectual Property Rights in and to the Documentation, to use, reproduce, have reproduced, manufacture, have manufactured, modify, market, have marketed, translate, have translated or otherwise localized, sell, have sold, import, export, distribute and/or have distributed the Documentation, including the right to include any Documentation on any CD-ROM or diskette, in electronic form, in place of hard copy of the same.

         1.3 BUNDLE RIGHTS AND OBLIGATIONS. Licensor hereby grants to Creative the right to combine the Licensed Products with other software programs on a single CD-ROM or series of diskettes. Creative may sell or otherwise distribute the Restricted Product only as a Combined

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Product (as defined in Exhibit A attached hereto). For purposes of this
Agreement, "bundled" means that the Restricted Product may be sold or otherwise distributed only: (i) as packaged with or accompanying a Creative Bundled Product; or (ii) directly to End Users who send to Creative a coupon, registration card or other proof of the purchase of a Creative Bundled Product. In no event may Creative sell or distribute the Restricted Product as a stand-alone product or price the Restricted Product as a product apart from the Combined Product.

         1.4 EXCLUSIVITY; RESTRICTIVE COVENANT. Licensor specifically agrees that during the Activated Product Term of this Agreement with respect to the Activated WebPhone and the Activated Product, and during the Restricted Product Term with respect to the Restricted Product, Licensor shall not license or sell for retail sale, or otherwise distribute an Activated WebPhone, Activated Product, or Restricted Product to any third party; PROVIDED, HOWEVER, that Licensor may license, sell, or otherwise distribute an Activated WebPhone to:
(a) telephone companies; (b) Internet service providers; (c) customers via Licensor's home page of its web site on the Internet; and (d) comply with any contracts in effect on the Effective Date of this Agreement and as specifically set forth in Exhibit F. In any event, Licensor may not sell or distribute its Business WebPhone System (as defined in Exhibit B attached hereto): (x) through any retail distribution channel, or (y) to any PC system OEM manufacturers. Licensor agrees that any Business WebPhone Systems sold during the Term of this Agreement shall include a WebPhone(TM) graphical user interface and shall not permit the Business WebPhone Systems to be used, sold, or distributed by any third party under any graphical user interface that is customized for or modified by or otherwise designed by or for such third party; PROVIDED, HOWEVER, that Licensor may permit one (1) third party identified during the Term of this Agreement to use, sell, or distribute the Business WebPhone System with a graphical user interface that is customized for or modified by or otherwise designed by or for such third party ("Customized Graphical User Interface"), solely if such Customized Graphical User Interface: (i) does not include the WebPhone trademark or any confusingly similar trademark; and (ii) is substantially different from the Creative Graphical User Interface. The license rights reserved by Licensor in this Section 1.4 include the right to grant sublicenses to licensees ("FIRST LEVEL SUBLICENSE"); PROVIDED, HOWEVER, that any such First Level Sublicense that grants to a licensee a right to sublicense ("SECOND LEVEL SUBLICENSE") shall restrict such Second Level Sublicense solely to end-users.

         1.5 DEMONSTRATION PRODUCTS. Subject to the restrictions and covenants set forth in this Agreement, Licensor may bundle for distribution Demonstration Products with other Licensor's products or third party products; provided, however, that Licensor in no event may bundle Demonstration Products with third party products that are competitive with any of Creative's products; and PROVIDED, FURTHER, that Licensor notify Creative of any and all bundling arrangements prior to concluding such arrangements.

         1.6 OPTIONAL LICENSES. The parties hereto agree that, from time to time and at Creative's initiation, they will use commercially reasonable efforts to negotiate in good faith licenses from Licensor to Creative for other client-based products and other technology developed by Licensor.

2. CONTINUATION OF LICENSE RIGHTS. Creative may request that Licensor engage in timely and good faith negotiations regarding a continuation of the licenses granted under this Agreement on commercially reasonable terms, which request shall be made by Creative at least sixty (60) days prior to expiration of each of the Restrictive Product Term and the Activated Product Term. In the event that Creative no longer desires an exclusive license or that the parties are unable, despite good faith negotiations, to agree on terms of a continuation of the exclusive licenses granted hereunder, Creative may request that the parties engage in timely and good faith

*Confidential portions omitted and filed separately with the Commission.

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negotiations regarding a continuation of the licenses granted under this
Agreement on a non-exclusive, commercially reasonable basis. In the event that the parties have engaged in good faith negotiations regarding the extension of the licenses granted under this Agreement on either an exclusive or nonexclusive basis, Licensor shall not license either Licensed Product to any third party on terms more favorable than those offered to Creative during the term of the negotiations.

3. TRADEMARK LICENSE. During the Term of this Agreement, and subject to the terms and conditions of this Agreement, Licensor hereby grants to Creative a personal, nontransferable, non-exclusive, worldwide right and license (with the right to sublicense pursuant to Section 8.0) to: (a) use and reproduce the Licensor Marks, either alone or co-branded with any trademark or trade name owned by Creative or to which Creative has a license to use, solely in connection with the Licensed Products or Combined Products, and used on any labeling, packaging, demonstrations, promotions and advertising relating thereto; and (b) use, reproduce, and display or perform the Licensor Marks (publicly or otherwise) in connection with demonstrations, promotions and advertising related to the Licensed Products or Combined Products. Licensor further grants to Creative the right to file a trademark application in any country, either alone or together with Licensor, as shall be mutually agreed to by both parties, or to otherwise obtain exclusive ownership rights in and to the marks "CREATIVE WEBPHONE" and "CREATIVE WEBPHONE LITE", or to other substantially similar marks, for use by Creative solely on Licensed Products or Combined Products. Creative acknowledges that its use of the Licensor Marks is limited to the use licensed in this Agreement and that Creative has not acquired, and will not acquire, any ownership rights in the Licensor Marks. Except as otherwise provided in this Section 3.0, Creative further agrees that it has no power or right and shall not, during the Term of this Agreement, or, if the Agreement is terminated pursuant to Section 15.2 or 15.3, until the expiration of the Term as though the Agreement were still in effect: (i) attack the title or any rights of Licensor in Licensor Marks; (ii) claim any rights, title or interest in or to the Licensor Marks adverse to Licensor, without Licensor's express written permission; (iii) register or apply for registration of the Licensor Marks or any name or mark that incorporates the Licensor Marks anywhere in the world, without Licensor's express written consent; (iv) designate any name or mark that incorporates Licensor Marks as a common law trademark or the like anywhere in the world without Licensor's express written consent. Furthermore, Creative agrees to use Licensor Marks only in accordance with the guidelines for using Licensor Marks as set forth in Exhibit D.

4. MARKETING. Licensor and Creative shall use commercially reasonable efforts to cooperatively develop a joint marketing plan to market and otherwise promote the Licensed Products, including to End Users upgrading from Restricted Product to Activated Product.

5. JOINT DEVELOPMENT; CUSTOM ENGINEERING.

         5.1 JOINT DEVELOPMENT. Licensor agrees to provide non-recurring engineering ("NRE") services for Joint Development Projects to be jointly determined by the parties hereto, and ownership in any products or other technology developed under such Joint Development Projects shall be mutually agreed by the parties prior to beginning such Joint Development

Projects, which determination shall include amounts paid or otherwise contributed by each party thereto.

         5.2 CUSTOM ENGINEERING SERVICES. Licensor agrees to provide NRE services as determined by Creative and subject to Licensor's review, which review shall result, within ten (10) business days of Licensor's receipt of a written request from Creative for such Custom Engineering Services, in a written indication by Licensor, that Licensor either (i) accepts the request for services; or (ii) rejects the request due to lack of resources, which may include time and/or manpower. Ownership in any product or technology derived from such Custom Engineering Services shall be in and to Creative.

         5.3 PAYMENT FOR NRE. Creative will pay a total of * dollars (US$ * ) for such Joint Development Projects and Custom Engineering Services (the "PROJECTS"), solely in the event and to the extent that the parties are able to reach agreement on the terms and conditions of such Projects, and Licensor agrees to provide * of NRE services for such Projects under terms and conditions to be negotiated in good faith by the parties during the Term of this Agreement. Each party shall designate a representative to be the liaison for all such Projects.

6. OWNERSHIP AND INTELLECTUAL PROPERTY.

         6.1 OWNERSHIP BY LICENSOR. Creative acknowledges that, except with respect to specific ownership rights set forth in Sections 5.1 and 5.2 of this Agreement and as between Creative and Licensor, Licensor is the owner of all right, title and interest in and to the Intellectual Property Rights in the Licensed Products. Any Intellectual Property Rights conceived, developed or reduced to practice by Creative during the Term of this Agreement shall be owned solely by Creative.

         6.2 OWNERSHIP BY CREATIVE. Licensor hereby acknowledges and agrees that, except with respect to specific ownership rights set forth in this Agreement and as between Licensor and Creative, Creative owns all right, title and interest in and to Intellectual Property Rights in the Creative Graphical User Interface.

         6.3 CUSTOMER DATABASE. The parties hereto agree that Licensor and Creative shall jointly own any database consisting of End User data and information, and that each party shall have full rights and access thereto.

         6.4 INTELLECTUAL PROPERTY. Licensor agrees to use its reasonable best efforts to secure and maintain all Licensor's Intellectual Property Rights in and to the Licensed Products and to Licensor Marks to the fullest extent available under the applicable laws in each of the Critical Territories listed in Exhibit G attached hereto. In the event that Licensor elects not to protect or maintain any such Intellectual Property Rights in any of the Critical Territories, Licensor shall so notify Creative so that Creative may pursue, at its sole expense, such Intellectual Property

*Confidential portions omitted and filed separately with the Commission.

Rights ("CREATIVE IP RIGHTS"). In the event that Creative elects to pursue protecting or maintaining such Creative IP Rights pursuant to this Section 6.4, then: (i) Licensor agrees to fully cooperate with Creative in securing such Creative IP Rights; and (ii) Licensor shall own all right, title, and interest in and to any such Creative IP Rights secured and maintained by Creative pursuant to this Section 6.4; provided, however, that Creative shall have a royalty-free, non-exclusive right and license under such Creative IP Rights to the extent necessary to exercise its rights set forth in this Agreement during the Term of the Agreement; provided, however, that if, upon termination of this Agreement Licensor fails to pay to Creative a reimbursement payment for all reasonable costs incurred by Creative in obtaining such Creative IP Rights hereunder, then Creative's rights and licenses in and to the Creative IP Rights as set forth in this Section 6.4 shall survive the termination of this Agreement.

7. DELIVERABLES. Licensor will deliver the Deliverables by the date(s) specified in EXHIBIT C. The Deliverables shall be without material errors or other defects and shall conform to the specifications set forth in Licensor's documentation for the Licensed Products. The physical media of the Golden Masters on which the Licensed Products are delivered shall be free from material defects in workmanship and materials.

8. RIGHTS OF AFFILIATES. Creative may sublicense its rights and licenses under this Agreement only to its Affiliates; provided, however, that such Affiliates are subject to the same terms and conditions as Creative under this Agreement.

9. QUALITY OF PRODUCTS. Creative shall make commercially reasonable efforts to manufacture, or have manufactured, the Licensed Products to standards that are at least as high as those for similar products of Creative.

10. PAYMENTS AND AUDIT RIGHTS.

         10.1 UNLIMITED USE FEE. Creative shall pay to Licensor an unlimited use fee of $ * (US$ * ) upon acceptance by Creative of the Deliverables for the Restricted Product pursuant to Section 7 hereto, which acceptance shall not be unreasonably withheld by Creative. Except as set forth in Sections 10.2 and 10.3 hereto, there shall be no further per-copy or other payments due or payable by Creative to Licensor for Creative's exercise of its rights and licenses granted hereunder.

         10.2 PER COPY AND ADVANCE FEES. Creative shall pay to Licensor a per-copy fee of * (US$ * ) per copy of each Activated Product sold or distributed by Creative via non-Internet based distribution channels. In addition, Creative shall pay an advance fee amount of * (US$ * ) upon acceptance by Creative of the Deliverables for the Licensed Product pursuant to Section 7 hereto. Such advance fee shall be fully creditable against the per-copy fees set forth in this Section 10.2.


*Confidential portions omitted and filed separately with the Commission.

         10.3 REVENUE SHARING. Creative shall pay to Licensor * percent ( * %) of the Licensed Product Revenue from any Activated Product sold by Creative to End Users directly from Creative via Creative's web site on the Internet. Creative shall remit amounts due to Licensor within forty-five (45) days after the end of each quarter. Concurrently with each payment, Creative shall submit to Licensor a report setting forth the basis for calculation of the amount paid, including: (i) the number of End Users who purchased a Licensed Product during the reporting period; (ii) the total amount of Licensed Product Revenue received by Creative from such End Users; and (iii) Licensor's portion of such Licensed Product Revenue. Creative shall maintain accurate records of all End Users who purchase Licensed Product from Creative.

         10.4 PAYMENT TERMS. The payments set forth in Sections 10.2, 10.3, and
10.6 hereto shall be payable on a quarterly basis based on total number of units of the Licensed Products shipped to distributors and End Users during the preceding quarter, or total number of units upgraded from Restricted Product to Activated Product during the preceding quarter, as applicable. Payments shall be due and payable within forty-five (45) days after the last day of the preceding quarter. During the last six (6) months of the Term and during the six-month Sell-Off Period (as defined below in Section 15.4), Creative shall have the right to hold back ten percent (10%) of any per-copy fees owed to Licensor to cover all returns of the Licensed Products. Within forty-five (45) days after the end of the Sell-Off Period, Creative will provide Licensor with a final accounting and will pay all fees then owed to Licensor.

         10.5 REPORTING BY CREATIVE. On a quarterly basis, Creative shall submit to Licensor a report stating the number of copies of Restricted Product distributed by Creative pursuant to this Agreement.

         10.6 PAYMENTS BY LICENSOR TO CREATIVE. Licensor shall pay Creative * percent ( * %) of the Revenue received by Licensor during the Term of this Agreement and for a period of * ( * ) years beyond the termination or expiration of this Agreement. Licensor shall remit amounts due to Creative within forty-five (45) days after the end of each quarter. Concurrently with each payment, Licensor shall submit to Creative a report setting forth the basis for calculation of the amount paid, including: (i) the number of End Users who upgraded from Restricted Product to Activated Product; (ii) the total amount of Revenue received by Licensor from such End Users; and (iii) Creative's portion of such Revenue. Licensor shall track through a vendor ID and maintain accurate records of all End Users who upgrade from the Restricted Product to the fully featured Activated Product During the last six (6) months of the Term and during the six-month Sell-Off Period (as defined below in Section 15.4), Licensor shall have the right to hold back ten percent (10%) of any fees owed to Creative to cover all refunded upgrades from Restricted Product to Activated Product. Within forty-five (45) days after the end of the Sell-Off Period, Licensor will provide Creative with a final accounting and win pay all fees then owed to Creative.


*Confidential portions omitted and filed separately with the Commission.

         10.7 AUDIT RIGHTS. Creative and Licensor shall have the right, once in any twelve-month (12) period, to have a mutually acceptable independent auditor inspect the books and records of Creative and Licensor relating to the Licensed Products to verify compliance by Creative and by Licensor with the payment obligations of the respective parties as set forth in this Section 10. The auditor may not be paid on a contingency or other basis related to the outcome of the audit, and shall execute a confidentiality agreement with both parties in a form mutually acceptable to the parties that prohibits the auditor from divulging information obtained in connection with the audit. Any such audit shall be conducted during regular business hours, in such a manner as not to interfere with the normal business activities of either party, and upon providing reasonable notice to the audited party. Such audit will be at the expense of the auditing party; provided, however, that if such audit reveals that the audited party has underpaid the auditing party by more than five percent (5%), the audited party shall pay the reasonable cost of such audit. Prompt adjustment shall be made to correct for any underpayments or overpayments disclosed by such audit

         10.8 TAXES. If income taxes are required to be withheld by a foreign government on payments required hereunder, on such withholding taxes as will enable Licensor to claim and receive a U.S. foreign tax credit, Creative may deduct such taxes from the amount owed Licensor and pay such withholding taxes to the appropriate tax authority; provided, however, Creative secures and delivers to Licensor an official receipt for any such taxes withheld or other documents reasonably necessary to enable Licensor to claim a U.S. foreign tax credit.

11. DELIVERY OBLIGATIONS; ACCEPTANCE OF DELIVERABLES; DISTRIBUTION OBLIGATIONS.

         11.1 ACCEPTANCE OF UPGRADES AND UPDATES. Creative and Licensor shall jointly participate in testing and verification of each Upgrade and Update in its beta version of the Licensed Product, and shall jointly agree on the commercial release version of each such Upgrade and Update. Within seven (7) days of Creative's receipt of any commercial release version Upgrade and Update (collectively, the "DELIVERED PRODUCT(S)"), Creative shall notify Licensor, in writing, of its acceptance or rejection of any Delivered Products. If Creative rejects any Delivered Products, Creative shall provide reasons for its rejection and shall, at the request of Licensor, return the rejected Delivered Product to Licensor. Licensor shall make commercially reasonable efforts to promptly correct and replace such rejected Delivered Product. If, however, Licensor fails to deliver an acceptable replacement Delivered Product within sixty (60) days of the original delivery date, Creative shall, at its option, have the right to terminate this Agreement and Licensor shall pay to Creative a penalty payment for each instance of failure under this Section 11.1, in the amount of $25,000.00.

         11.2 CREATIVE'S DISTRIBUTION OBLIGATIONS. Creative shall distribute a minimum of * ( * ) units of Activated Product, via any distribution channel, per year during the Term of the Agreement, for total of * ( * ) units over the Term of the Agreement; provided, however, that the Agreement is not terminated pursuant to Section 15.2 or 15.3 hereto.

*Confidential portions omitted and filed separately with the Commission.

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12. NEW RELEASES; SUPPORT.

         12.1 NEW RELEASES. Licensor shall deliver to Creative, promptly upon the availability thereof, Masters for any Updates and Upgrades of the Licensed Products during the Term of this Agreement, and such Updates and Upgrades shall be deemed part of the Licensed Products. In addition, Licensor agrees to upgrade the Restricted Product to maintain the relatively same difference in functionality between the Restricted Product and the Activated Product. Licensor shall make commercially reasonable efforts to notify Creative at least ninety
(90) days prior to the date of introduction of any such Updates and Upgrades.

         12.2 CUSTOMER SUPPORT. Licensor shall be responsible for customer support of the Licensed Products and shall take steps reasonably identified by Creative as necessary so that End Users will perceive customer support as being uniquely tailored to Licensed Products. Creative shall be responsible for customer support of the Creative Bundled Products. Each party shall provide to customers of the Combined Products the same support that it provides to customers of its stand-alone products. Such support shall include, at a minimum, reasonable telephone support during the party's normal business hours. All Updates shall to the extent possible be provided to Creative by Licensor as patches and in downloadable form so that they may be posted by Creative and the Licensor on their BBSs. Licensor shall maintain the availability of its server on a continual basis as well as a back-up system.

         12.3 CUSTOMER WARRANTY SUPPORT. Creative shall be responsible to End Users for all warranty obligations relating to any defects in the manufacture of the Licensed Products, provided that such defective Licensed Products were manufactured by or for Creative. If a Licensed Product qualifies for warranty service under the provisions of the applicable end user agreement due to a defect in Creative's manufacture of such product, Creative will provide the end user with a replacement Licensed Product. Creative shall not be liable for payment of any per-copy running payments hereunder for such replacement copies.

         12.4 LICENSOR SUPPORT. During the Term of the Agreement, Licensor shall provide Creative with: (i) all available solutions and corrections for reported problems which are replicated and diagnosed by Creative as a defect in the Licensed Products; and (ii) such changes and corrections as are necessary to keep the Licensed Products substantially in conformance with applicable Documentation and specifications. In addition, Licensor shall provide to Creative technical support of at least telephone support for problem resolution from 8:00am to 5:00pm (Pacific Standard Time) weekdays, excluding published holidays. Upon such notice to Licensor of a problem with the Licensed Products, Licensor shall use its best efforts to correct or circumvent the problem. Any corrections to the Licensed Products will be made to the most current generally available release; PROVIDED, HOWEVER, that Licensor will use its best efforts to support the previously released version of such Licensed Product for twelve (12) months after the introduction of a new generally available release.

13. PRODUCT NOTICES. Creative shall reproduce, and shall not remove, any copyright, trademark or other proprietary rights notices included in the Licensed Products. Creative shall not make any representations or warranties concerning the Licensed Products, except as set forth

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in End User Documentation and other materials provided by Licensor or as otherwise approved in writing by Licensor.

14. LOCALIZED PRODUCT. In the event that Creative decides, in its sole discretion, to create Localized Product (as defined in EXHIBIT A attached hereto), then Creative shall so notify Licensor. Within ten (10) business days of receipt by Licensor of such notice, Licensor shall provide to Creative a copy of selected Source Code modules of the identified Licensed Products which, in Licensor's sole discretion, are necessary for Creative to develop the Localized Product. All other code modules of the identified Licensed Product, as well as any other code or tools identified by Creative as being reasonably necessary to create such Localized Product, shall be provided to Creative in object code form only. In the event that Licensor provides to Creative a copy of the selected Source Code modules pursuant to this Section 14.0, Creative shall treat such Source Code modules as Proprietary Information, subject to the provisions of
Section 19.0 hereto, and shall be granted a non-exclusive, non-transferable right and license to use, execute, display and prepare Derivative Works of, internally within Creative, such Source Code modules solely for the purposes set forth in this Section 14.0. All builds and future releases and versions of the Product shall be developed and delivered by Licensor.

15. TERM AND TERMINATIONS; TERM SUSPENSION.

         15.1 TERM. This Agreement shall commence as of the Effective Date and continue until the expiration of the Term, as defined in Exhibit A attached hereto.

         15.2 TERMINATION WITH NOTICE. A party may terminate this Agreement for a material breach of any condition, warranty or obligation of this Agreement by the other party if the breach remains uncured thirty (30) days after receipt of written notice by the breaching party.

         15.3 AUTOMATIC TERMINATION. This Agreement shall terminate automatically and without notice upon: (i) the institution by or against Licensor, except by Creative (provided, however, that Creative may act in concert with other shareholders of Licensor without affecting any of Creative's rights hereunder), of insolvency, receivership or bankruptcy proceedings or entering of a final judgment or decree against Licensor in any other proceedings for the settlement of Licensor's debts, which judgment or decree has a material adverse effect on Licensor's ability to perform its obligations under this Agreement; (ii) Licensor's making a general assignment for the benefit of its creditors; (iii) Licensor's dissolution; or (iv) Licensor's cessation of business for a period of ninety (90) days or more. This Agreement also shall terminate automatically and without notice upon: (a) the institution by or against Creative, except by Licensor, of insolvency, receivership or bankruptcy proceedings or entering of a final judgment or decree against Creative in any other proceedings for the settlement of Creative's debts, which judgment or decree has a material adverse effect on Creative's ability to perform its obligations under this Agreement; (b) Creative's making a general assignment for the benefit of its creditors; (c) Creative's dissolution; or (d) Creative's cessation of business for a period of ninety (90) days or more.

         15.4 EFFECT OF TERMINATION. Upon termination of this Agreement (other than under Section 15.3(a), (b), (c), or (d) hereto) or expiration of the Restricted Product Term or the Activated Product Term; (i) except as otherwise expressly stated herein, Creative's rights and license under this Agreement shall terminate with respect to the Restricted Product or Activated Product, as applicable (referred to as the "TERMINATED PRODUCT") and the Licensor Marks; provided, however, that (unless this Agreement has been terminated by Licensor pursuant to Section 15.2 hereto) Creative shall have the non-exclusive right to distribute the copies of the Terminated Product that were reproduced and manufactured before the expiration or termination for a period of six (6) months after such expiration or termination (the "SELL-OFF PERIOD"); (ii) Creative shall return to Licensor or destroy all Golden Masters of the Terminated Product; (iii) Creative shall continue to have the right to receive payments from Licensor in accordance with the terms and conditions of this Agreement, including pursuant to Section 10.6 hereto; and (iv) each party shall (except as necessary for the exercise of Creative's rights under clause (i) of this Section 15.4) return to the other party any Proprietary Information (as defined below) of the other party that is in tangible (including machine-readable) form. Upon termination of this Agreement (other than under Sections 15.3(i), (ii), (iii), or (iv) hereto) or expiration of the Restricted Product Term or the Activated Product Term, Licensor shall continue to have the right to receive payments from Creative in accordance with the terms and conditions of this Agreement, including pursuant to Sections 10.2 and 10.3 hereto. Upon the occurrence of any of the events contained in Section 15.3(i), (ii), (iii), or (iv), any and all licenses granted to Creative under this Agreement shall continue until the expiration of the Term as though the Agreement were still in effect.

         15.5 TERM SUSPENSION. In the event that any regulatory or government agency imposes restrictions, including tariffs, that affect the ability of either party hereto to exercise its rights or perform its obligations under this Agreement, then the Term of this Agreement, with respect to the Licensed Product affected by such restrictions, shall be suspended until such time as the restriction is removed. In the event that any country imposes any tariffs, sanctions, or other restriction on the sale or distribution of the Licensed Products, then the parties agree to renegotiate the affected terms of this Agreement, including any of the terms set forth in Section 10 hereto.

16. SOURCE CODE ESCROW. Upon receipt by Licensor of payment by Creative to Licensor of the Limited Use fee (Section 10.1) and Advance fee (Section 10.2), Licensor shall cause to be deposited with the escrow agent a complete working copy of the Source Code for both Licensed Products, under the form of software escrow agreement set forth in Exhibit E attached hereto. The following events shall cause the Source Code in escrow to be released to Creative: (i) the institution by or against Licensor, not by Creative, of insolvency, receivership or bankruptcy proceedings or entering of a final judgment or decree against Licensor in any other proceedings for the settlement of Licensor's debts, which judgment or decree has a material adverse effect on Licensor's ability to perform its obligations under this Agreement; (ii) Licensor's dissolution; (iii) Licensor's cessation of business for a period of ninety (90) days or more; or
(iv) breach of Licensor's obligations to provide the Source Code modules pursuant to Section 14.0 hereto. In the event that the Source Code is released pursuant to this Section 16.0 (except pursuant to Section 16.0(iv)), Licensor acknowledges and agrees that Creative shall have a worldwide, nonexclusive, perpetual license to use, reproduce, have reproduced, manufacture, have manufactured, modify or have modified, and make derivative works from the Source Code solely to the extent necessary, in Creative's sole discretion, to support and provide customer maintenance for the Licensed Products. In the event that the Source Code is released pursuant to Section 16.0(iv), Licensor acknowledges and agrees that Creative shall, during the term of the Agreement, have a worldwide, nonexclusive, license to use, reproduce, have reproduced, manufacture, have manufactured, modify or have modified, and make derivative works from the Source Code solely to the extent necessary, in Creative's sole discretion, for Creative to exercise its rights under Section 14.0 hereto.

17. WARRANTIES.

         17.1 BY CREATIVE. Creative represents and warrants that: (i) Creative has the right to accept the rights and licenses contemplated by this Agreement, without the need for any consents, approvals or immunities not yet obtained; and
(ii) Creative has full power to enter into this Agreement and to perform its obligations hereunder.

         17.2 BY LICENSOR. Licensor represents and warrants that: (i) the Licensed Products operate and will operate substantially in accordance with the specifications set forth in Licensor's documentation therefor; (ii) the Licensed Products and Licensor Marks and the use thereof as contemplated by this Agreement do not infringe or misappropriate any copyright, trade secret, publicity, privacy, or other rights of any third party, and are not defamatory or obscene; (iii) Licensor has the sole and exclusive right to grant the rights and licenses contemplated by this Agreement, without the need for any consents, approvals or immunities not yet obtained; (iv) Licensor has full power to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder, and (v) to the best of Licensor's knowledge as of the Effective Date of the Agreement, the Licensed Products do not infringe any patent or trademark rights of any third party.

         17.3 LIMITATION OF WARRANTIES. THUS SECTION 17 SETS FORTH ALL OF THE WARRANTIES OF A PARTY TO THE OTHER PARTY. EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         17.4 LIMITATION OF LIABILITIES. EXCEPT FOR OBLIGATIONS UNDER SECTION 18, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR LOSS OF PROFITS, LOSS OF REVENUES OR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18. INDEMNIFICATION.

         18.1 BY CREATIVE. Subject to the conditions set forth in Section 18.3 hereto, Creative shall indemnify, hold harmless and defend Licensor against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent: (i) based on a claim that, solely as a result of the processes or materials selected by Creative for manufacturing and reproduction, a Licensed Product infringes the patent, copyright, trademark, trade secret, publicity, privacy, defamation or other rights of any third party; (ii) resulting from any material breach of this Agreement by Creative; or (iii) based on a claim that Creative's manufacture, use, sale, or distribution of a Combined Product infringes the patent, copyright, trademark, trade secret, publicity, privacy, or other rights of any third party, or is defamatory or obscene, to the extent that such infringement is due solely to the combination of a Licensed Product with a Creative Bundled Product and except to the extent that such infringement is due solely to the Licensed Product.

         18.2 BY LICENSOR. Subject to the conditions set forth in Section 18.3 hereto, Licensor shall indemnify, hold harmless and defend Creative against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent: (i) based on a claim that a Licensed Product or a Licensor Mark infringes the patent, copyright, trademark, trade secret, publicity, privacy, or other rights of any third party, or is defamatory or obscene, except as to which Creative owes indemnity to Licensor pursuant to Section 18.1; (ii) based on a representation or warranty concerning a Licensed Product set forth in End User Documentation and other materials provided by Licensor or otherwise approved in writing by Licensor, or (iii) resulting from any material breach of this Agreement by Licensor, provided, however, that Licensor's total liability hereunder with respect to all claims that Licensed Product infringes a third party patent or that Licensor Marks infringe a third party trademark, shall be limited to the total of (x) * dollars ($ * ); (y) the total amounts of revenue received by Licensor from Creative pursuant to Section 10.3; and (z) the total amounts of revenue received by Licensor pursuant to Section 10.6, except, * .

         18.3 CONDITIONS OF INDEMNIFICATION. A party shall not be obligated to indemnify, hold harmless and defend unless (and only to the extent) the other party: (i) provides prompt notice of the commencement of the claim, suit or proceeding for which indemnification is sought; (ii) provides cooperation to such indemnifying party; and (iii) allows such indemnifying party to control the defense and settlement, provided that neither party may settle a claim, suit or proceeding without approval of the other party, which approval shall not be unreasonably withheld.

         18.4 INFRINGEMENT OPTIONS. If there is a material, bona fide claim of infringement of any patent, copyright, trademark, trade secret, publicity, privacy, or other rights of any third party, or of defamation or obscenity, the indemnifying party shall have the right, at its option, to the extent practicable, to mitigate its liability by: (i) replacing the infringing products with noninfringing products that offer substantially the same functionality and benefits as the infringing products, and paying for any manufacturing and handling expenses associated with back inventory that is infringing and cannot be sold or distributed or, (ii) in Licensor's case,

*Confidential portions omitted and filed separately with the Commission.

terminating the licenses granted hereunder and Creative's payment obligations under Sections 10.2 and 10.3 shall terminate immediately.

19. PROPRIETARY INFORMATION.

         19.1 DEFINITION. As used in this Agreement, a party's means all information that has been created, discovered, developed or otherwise became known to that party, or any information in which property rights have been assigned or sold to the party, that has commercial value in the business in which the party is engaged and is treated as confidential. Proprietary Information includes, without limitation, processes, formulas, ideas, concepts, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new product projections, product pricing and costs, sales reports, customer and supplier lists, all modifications, additions, improvements, and adaptations of any of the foregoing, and all present and future applications of any of the foregoing. A party's Proprietary Information does not include any information that: (i) on the date of this Agreement, is generally known to the public; (ii) become generally known to the public after the date of this Agreement other than as a result of an act or omission of either party or either party's directors, officers, employees, or agents; (iii) was rightfully known by the other party prior to the date of this Agreement;
(iv) is or was disclosed by the party to third parties generally without restriction on use or disclosure; or (v) was or is independently developed by the other party without violation of the confidentiality provisions of this Agreement or trade secret rights of the party. Each party agrees to use best efforts to mark as confidential or proprietary any information that it delivers to the other party (in any form) and which it considers to be Proprietary Information and to advise the other party of the confidential nature of any Proprietary Information that is provided verbally. Upon request by either party, the other party shall advise whether or not it considers any particular information or materials to be Proprietary Information.

         19.2 OBLIGATION TO MAINTAIN CONFIDENTIALITY. Each party agrees to maintain the confidentiality of the other party's Proprietary Information using the same degree of care and security as the party uses to maintain the confidentiality of its own Proprietary Information. Each party shall disclose the other party's Proprietary Information only to persons who are: (i) employees, agents, customers for the Licensed Products (including, but not limited to OEMS); or (ii) other potential customers for the Licensed Products (including, but not limited to OEMS) of the disclosing party who have a reasonable need to know such Proprietary Information to further the purposes of this Agreement; and (iii) legally bound by law or by a written agreement protecting the Proprietary Information to the same extent as protected in this Agreement. Each party acknowledges that the disclosure of the other party's Proprietary Information may cause irreparable injury to the other party and, therefore, either party may, in addition to any other available remedies, seek injunctive relief against the breach or threatened breach of the terms of this
Section 19.2.

         19.3 HANDLING PROPRIETARY INFORMATION AFTER TERMINATION OF AGREEMENT. Each party's obligations with respect to the other party's Proprietary Information shall survive for a period of five (5) years following the termination of this Agreement. Upon termination of this Agreement for any man, each party agrees that it will upon written request of the other party, use best efforts to return to the other party or to destroy (and certify such destruction in writing to the other party) all Proprietary Information of the other party.

20. MISCELLANEOUS.

         20.1 PRESS RELEASES. The parties will cooperate to create appropriate public announcements of the relationship set forth in this Agreement, including any reference to a joint development performed hereunder, which reference shall be at Creative's sole discretion. Neither party hereto shall, in any manner, disclose, advertise, or publish the terms of, or any information concerning, this Agreement without the prior written consent of the other party.

         20.2 SURVIVAL. Sections 6.0, 10.6 (solely as stated therein), 10.7 (solely for a period of three (3) months beyond the Sell-Off Period), 10.8, 13.0, 15.4, 17.0, 18.0, 19.0, and 20.0 shall survive the termination or expiration of this Agreement.

         20.3 GOVERNING LAW; EQUITABLE RELIEF. This Agreement shall be governed by and construed in accordance with the laws of State of California as they apply to contracts entered into and wholly to be performed within the State of California, and with the laws of the United States. The parties hereto consent to the personal and exclusive jurisdiction and venue of the Northern District of California federal and state courts, as applicable. Each party acknowledges that a material breach of this Agreement by one party hereto may cause irreparable injury to the other party and, therefore, either party may, in addition to any other available remedies, seek injunctive relief against the breach or threatened breach of the terms of this Agreement.

         20.4 WAIVER OF JURY TRIAL. Each of Licensor and Creative do hereby knowingly, voluntarily, intentionally and irrevocably waive any right any party may have to a jury trial in every jurisdiction in any action, proceeding or counterclaim brought by either of the parties hereto against the other party hereto or their respective Affiliates, successors or assigns in respect of any matter arising out of or in connection with this Agreement or any other document executed and delivered by any party in connection therewith (including, without limitation, any action to rescind or cancel this Agreement and any claims or defenses asserting that this Agreement was fraudulently induced or otherwise void or voidable.)

         20.5 RELATIONSHIP OF PARTIES. The parties to this Agreement are independent contractors. Neither party shall have the right to bind, represent or act for any other party. The parties shall have no agency, partnership, joint venture or fiduciary duties to each other. Nor shall either party have any obligation or duty to the other party except as expressly and specifically set forth herein, nor shall any such obligation or duty be implied by or inferred from this Agreement or the conduct of the parties hereunder. Without limitation of the generality of the foregoing, nothing in this Agreement will prevent Creative from marketing and distributing any other work, whether similar or dissimilar to the Licensed Product, and nothing herein will require Creative to devote the same or similar efforts to distributing the Licensed Products as it devotes to other works.

         20.6 OTHER AGREEMENTS. Neither party shall agree to any contractual provision or term in any agreement with any third party which contains a provision or term that causes such party to be in breach of or violates this Agreement.

         20.7 MERGER. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Agreement may be amended only by a writing signed by both parties.

         20.8 ASSIGNMENT. This Agreement may not be assigned or delegated by either party without the prior written approval of the other party, except that either party may assign all its rights and delegate all its obligations as part of a merger, reorganization or sale of all or substantially all its assets. Subject to the foregoing, this Agreement is binding on the parties and their successors and assigns.

         20.9 WAIVER. The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         20.10 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

         20.11 FORCE MAJEURE. No party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by an event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strike, labor trouble or other industrial disturbance, unavoidable accident, war (declared or undeclared), act of terrorism, sabotage, embargo, blockade, act of applicable governmental authorities, riot, insurrection, or any other cause beyond the control of such party; provided, however, that such party promptly notifies the other affected party of the occurrence of the event of force majeure and takes all reasonable steps necessary to mitigate the effects of such event and to resume performance of its obligations which were affected by such event.

         20.12 BANKRUPTCY. The parties hereto agree that the rights granted to Creative hereunder, including those granted in Sections 1 and 3, are rights in "intellectual property" within the scope of Section 101 of the United States Bankruptcy Code.

         20.13 NOTICES. All notices required hereunder shall be in writing and shall be sent by U.S. mail (first class) or nationally-recognized courier service (E.G., DHL, Federal Express), with all postage or delivery charges prepaid, or may be sent via facsimile, subject to confirmation via U.S. mail or nationally-recognized courier service, and shall be addressed to the parties at their addresses set forth on the signature page of this Agreement or to such other address(es) as may be furnished by written notice in the manner set forth herein. Notices shall be deemed to have been served when delivered or if delivery is not performed as a result of the addressee's fault, when tendered.

         20.14 COMPLIANCE WITH U.S. EXPORT LAWS. The parties hereto acknowledge that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Licensed Products and related Documentation. Each of the parties hereto agrees that it will not export or re-export the Licensed Products or related Documentation in any form without the appropriate United States and foreign government licenses.

         20.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.


                         [END OF TEXT - EXHIBITS FOLLOW]

                                    EXHIBIT A
                                   DEFINITIONS


         For purposes of this Agreement, the following words and phrases shall have the following meanings:

         "ACTIVATED PRODUCT" shall mean the client-based voice communication software developed by Licensor and based upon or derived from the WebPhone Technology and that has full functionality, as described in EXHIBIT B attached hereto, and that integrates, incorporates, or otherwise includes the Creative Graphical User Interface.

         "ACTIVATED PRODUCT TERM" shall mean * from the earlier of: (i) * ; or
(ii) the date Creative first sells or distributes the Activated Product to a third party.

         "ACTIVATED WEBPHONE" shall mean a pre-paid client-based voice communication software developed by licensor and based upon or derived from the WebPhone Technology.

         "AFFILIATE" shall mean an entity that controls, is controlled by or is under common control with a relevant party hereto (with "control" meaning ownership * of the voting stock of the entity or, in the case of a noncorporate entity, an equivalent interest).

         "BUSINESS WEBPHONE SYSTEM" shall mean the client-based voice communication software developed by Licensor that includes specialized servers and WebPhone client for receiving and transmitting multiple simultaneous telephone calls, for providing Internet and computer network based business communication solutions, and that incorporates the WebPhone Technology and Licensor's proprietary WebPhone(TM) graphical user interface, and as further described in EXHIBIT B attached hereto.

         "COMBINED PRODUCT" shall mean a Creative Bundled Product distributed with a Licensed Product.

         "CREATIVE BUNDLED PRODUCT" shall mean any hardware or software product of Creative or its Affiliates.

         "CREATIVE GRAPHICAL USER INTERFACE" shall mean the Creative-specific software developed by Licensor on behalf of and under the direction and control of Creative that provides a graphical user interface between the End User and the Licensed Product.

         "CUSTOM ENGINEERING SERVICES" shall mean such services which are provided by Licensor using Creative technology and which result in products or technology that is derived from Creative technology.

*Confidential portions omitted and filed separately with the Commission.

"DEMONSTRATION PRODUCT" shall mean the client-based voice communication software developed by Licensor and based upon or derived from the WebPhone Technology and that has more limited, or restricted, functionality, than the Restricted Product, as licensed to Creative under the license agreement as described in EXHIBIT B attached hereto.

"DERIVATIVE WORKS" shall mean any and all "derivative works" and "compilations" within the meaning of such terms as defined in the U.S. Copyright Act (17 U.S.C. ss.101 et seq.)

"DOCUMENTATION" shall mean end-user instructions, manuals, diagrams, and other written material, in printed or electronic form, describing the functions, use and operation of the Licensed Products, prepared by or for Licensor and all revisions, including localizations and translations, thereto.

"END USER" shall mean any end user of a Licensed Product

"GOLDEN MASTER" or "MASTER" shall mean the version of a Licensed Product that meets all applicable functional and performance specifications for such Licensed Product, that is in a form suitable for production mastering and commercial distribution or transmission, and that includes a unique vendor identification code.

"INTELLECTUAL PROPERTY RIGHTS" shall mean any trade secrets, patents, copyrights, trademark, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign including all applications and registrations relating to any of the foregoing.


"JOINT DEVELOPMENT PROJECTS" shall mean projects as mutually agreed to by Creative and Licensor and which shall not include Creative technology.

"LICENSED PRODUCT(S)" shall mean, collectively, the Restricted Product and the Activated Product.

"LICENSED PRODUCT REVENUE" shall mean all amounts received by Creative from End Users of Licensed Products purchased directly from Creative via Creative's web site on the Internet, less any discounts, and credits for returned copies or copies distributed as replacements for defective copies, and fees paid to banking establishments solely related to conducting credit card transactions.

"LICENSOR MARKS" shall mean the trademarks, whether or not registered, specified on EXHIBIT D attached hereto.

"LOCALIZED PRODUCTS(S)" shall mean any customizations or modifications that do not affect the architecture of the version of a Licensed Product, including translations, as necessary or desirable, as solely determined by Creative, to exercise the licenses granted to Creative hereunder with respect to such Licensed Product in any foreign territory.


                                       ii                           CONFIDENTIAL

"OBJECT CODE" shall mean the computer executable binary code derived from compiled Source Code for execution on a computer hardware system.

"RESTRICTED PRODUCT" shall mean the client-based voice communication software developed by Licensor and based upon or derived from the WebPhone Technology and that has limited, or restricted, functionality, as described in EXHIBIT B attached hereto, and that incorporates, integrates, or otherwise includes the Creative Graphical User Interface.

"RESTRICTED PRODUCT TERM" shall mean the period beginning on the Effective Date of this Agreement and continuing thereafter until fourteen (14) months after the earlier of: (i) August 3, 1996; or (ii) the date Creative first sells or distributes the Restricted Product to a third party.

"REVENUE" shall mean all amounts actually received by Licensor from End Users of the Restricted Product purchased from Creative, who subscribe to or otherwise purchase or upgrade to the Activated Product, less any discounts, and credits for returned copies or copies distributed as replacements for defective copies, and fees paid to banking establishments solely related to conducting credit card transactions.

"SOURCE CODE" shall mean a presentation of a computer program, regardless of the form in which it is stored, from which it is possible to discern the logic, algorithms, internal structure, operating features and any other design characteristics of such computer program, together with related source materials.

"TERM" mean the Restricted Product Term or the Activated Product Term, as applicable.

"UPDATES" shall mean new versions, including maintenance releases, and localizations and translations thereof, of a Licensed Product that contain bug fixes, error corrections and minor enhancements, but not containing major enhancements or significant new functionality, as determined in Licensor's reasonable discretion, and any related documentation.

"UPGRADES" shall mean new versions of a licensed Product that contain major enhancements and significant new functionality, including localizations and translations thereof, as determined in Licensor's reasonable discretion, and any related documentation.

"WEBPHONE TECHNOLOGY" shall mean that technology developed by Licensor prior to the Effective Date of this Agreement, that is client-based voice communication software developed by Licensor having the functionality, as described in EXHIBIT B attached hereto, and that forms the core technology from which the Restricted Product and the Activated Product are derived.


                                      iii                           CONFIDENTIAL

                                    EXHIBIT B
                                 SPECIFICATIONS


NOTE:  There may be additional features in both Restricted and Activated
       Products.

I.       WEBPHONE TECHNOLOGY
         The WebPhone client software component of NetSpeak's WebPhone family of products.

II.      RESTRICTED PRODUCT
         *

III.     MINIMUM ACTIVATED PRODUCT
         *

IV.      BUSINESS WEBPHONE SYSTEMS
         *

*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT C
                                  DELIVERABLES
                                  ------------

Licensor shall deliver four (4) copies each of the following Deliverables:

1. Golden Master of the Licensed Product (the initial deliverable shall be the most current version as of the Effective Date, but in any event no less recent that version 2.0 of such Licensed Product);

2. any related Documentation and other End User materials, each in both electronic and film-negative, camera-ready form, including, without limitation:

    (a) a single page, hard copy instruction card that will cost no more than US$0.10/copy to reproduce and that will give End Users instructions for the installation of each Licensed Product;
    (b) form of End User License Agreements;
    (c) samples of the product packaging,
    (d) a brief product description;
    (e) any trademarks, copyright and other legal proprietary notices; and
    (f) artwork (including 35mm screen shots and box shots) for each Licensed Product; and

3. Such other materials for the distribution of each Licensed Product and the exercise of Creative's rights hereunder as may be reasonably requested from time to time by Creative.


                                       vi                           CONFIDENTIAL

                                   EXHIBIT D
                                 LICENSOR MARKS
                                 --------------

WEBPHONE

Guidelines for Using the Licensor Marks

1.0  General Overview

1.1 These guidelines ("Guidelines") set forth the proper treatment and use of the Licensor Marks on the Licensed Products and Combined Products, hereafter for the purposes of this Exhibit referred to as "Licensed Products," and in advertising. Compliance with these Guidelines is the sole responsibility of Creative. In the event of a conflict between the provisions of this Exhibit D and the Technology License and Development Agreement, the Agreement shall control.

2.0  Use of Licensor Marks

2.1 The Licensor Marks may only be used on the Licensed Products, its packaging, collateral documentation and in advertising for the Licensed Products. The Licensor Marks may never be used on or in connection with any other products or services, and, particularly not on novelty items or T-shirts, without express written permission of the Licensor.

2.2  The Licensor Marks may not be used as part of or in any emblem or insignia

2.3 The Licensor Marks must not be used in a manner which may cause confusion as to the source or origin of products or services being offered. As such, the Licensor Marks may not be:

         2.3.1 displayed in a striking and solitary manner by Creative;

         2.3.2 made more prominent than the remainder of the text in which the Licensor Marks are used by Creative;

         2.3.3 as prominent or more prominent than the trademark or company name of Creative;

         2.3.4 used as part of the name or other identifier of a business, product, or service not connected with the Licensed Products.

2.4 At the first or a prominent occurrence of the Licensor Marks in advertising, it should be symbolically indicated that the Licensor Marks are trademarks. In the United States, this usually done by using the symbol(TM) or
(R) with same footnote. Note that in some countries, a translated version of the U.S. trademark attribution is not only used,


                                      vii                           CONFIDENTIAL
but may be required. You should check with your legal department to insure that local laws and customs are adhered to and followed.

2.5 Licensor will provide to Creative camera-ready artwork of the Licensor Marks. Creative may not alter this artwork in any way whatsoever.

2.6 Creative may only reproduce the Licensor Marks in accordance with the instructions included on the camera-ready artwork which will be provided by Licensor to Creative. The Licensor Marks artwork may not be recreated in any way. Creative may re-size the Licensor Marks using photographic proportional processes.

2.7 Creative agrees not to use any other trademark, service mark or tradename in combination with the Licensor Marks without prior written approval of Licensor. A minimum border must be placed around the Licensor Marks equal to one half of the Licensor Marks' largest dimension.

2.8 Licensor may conduct spot checks of the Licensed Products and advertising and will periodically (but no more than twice a year) send out requests for samples to monitor compliance with the Agreement and these Guidelines.

2.9 Creative must correct any deficiencies in their use of the Licensor Marks on the Licensed Products or in advertising, and cease and desist from further publication or distribution of the offending materials upon reasonable notice from Licensor.

2.10 Advertising Claims - The accuracy and appropriateness of all claims used in Creative's advertising or promotional materials which includes the Licensor Marks is the sole responsibility of Creative, even if Licensor is aware of the advertisement or promotional materials.


                                      viii                          CONFIDENTIAL

                                    EXHIBIT E
                                ESCROW AGREEMENT
                                ----------------

                         Account Number_________________

This Escrow Agreement ("ESCROW AGREEMENT") is effective as of_________________ 1996, among Data Securities International, Inc. ("DSI"), NetSpeak, Corp.("DEPOSITOR"), and Creative Technology, Ltd. ("PREFERRED BENEFICIARY"), which may collectively be referred to in this Escrow Agreement as "THE PARTIES".

A. Depositor and Preferred Beneficiary have entered or will enter into a Technology License and Development Agreement (referred to in this Escrow Agreement as the "LICENSE AGREEMENT") regarding certain proprietary technology of Depositor, including Source Code (as defined in the License Agreement) and related Documentation (as defined in the License Agreement) of Depositor (collectively, the "PROPRIETARY TECHNOLOGY").

B. Depositor desires to avoid access to its Proprietary Technology except under certain limited circumstances.

C. The availability of the Depositor's Proprietary Technology is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the Proprietary Technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the Proprietary Technology materials of Depositor.

E. The parties desire this Escrow Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 - DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT Upon receipt by Licensor of payment by Creative to Licensor of the Unlimited Use fee (Section 10.1 of the License Agreement) and Advance fee (Section 10.2 of the License Agreement), Depositor shall deliver to DSI the Proprietary Information and other materials ("DEPOSIT MATERIALS") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an ATTACHMENT A. If ATTACHMENT A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of ATTACHMENT A.


                                       ix                           CONFIDENTIAL

1.2 IDENTIFICATION OF TANGIBLE MEDIA Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete ATTACHMENT B to this Escrow Agreement by listing each such tangible media by the item label description, the type of media and the quantity. ATTACHMENT B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Escrow Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 DEPOSIT INSPECTION When DSI receives the Deposit Materials and ATTACHMENT B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on ATTACHMENT B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 ACCEPTANCE OF DEPOSIT At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on ATTACHMENT B, DSI will date and sign ATTACHMENT B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will: (a) note the discrepancies in writing on ATTACHMENT B; (b) date and sign EXHIBIT B with the exceptions noted; and (c) provide a copy of ATTACHMENT B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of ATTACHMENT B by DSI. Delivery of the signed ATTACHMENT B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5  DEPOSITOR'S REPRESENTATIONS.  Depositor represents as follows:

         a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

         b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI the rights as provided in this Escrow Agreement;

         c. The Deposit Materials are not subject to any lien or other encumbrance; and

         d. The Deposit Materials consist of the Proprietary Technology and other materials identified either in the License Agreement or ATTTACHMENT A, as the case may be.

1.6 VERIFICATION Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials. A verficiation determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the


                                       x                            CONFIDENTAL

Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification; PROVIDED, HOWEVER, that such independent person or company shall not be the Preferred Beneficiary.

1.7 DEPOSIT UPDATES Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product which is subject to the License Agreement, but no more than once a quarter. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new EXHIBIT B and the new EXHIBIT B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each EXHIBIT B. The processing of all deposit upgrades shall be in accordance with Sections 1.2 through 1.6 above. All references in this Escrow Agreement to the Deposit Materials shall include initial Deposit Materials and any updates.

1.8 REMOVAL OF DEPOSIT MATERIALS The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Escrow Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Escrow Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Escrow Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Escrow Agreement. It shall be the responsibility of the Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not wave its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 STATUS REPORTS DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI shall provide copies of the account history pertaining to this Escrow Agreement upon the request of any party to this Escrow Agreement.

2.3 AUDIT RIGHTS During the term of this Escrow Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Escrow Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


                                       xi                           CONFIDENTIAL

ARTICLE 3 - GRANT OF RIGHTS TO DSI


3.1 TITLE TO MEDIA Depositor hereby transfers to DSI the title to the media upon which the Proprietary Technology and materials are written or stored. However, this transfer does not include the ownership of the Proprietary Technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 RIGHT TO MAKE COPIES DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Escrow Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Material submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

ARTICLE 4 - RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS As used in this Escrow Agreement, "RELEASE CONDITIONS" shall mean the conditions set forth in Section 16.0 of the License Agreement.

4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. DSI shall immediately deliver a copy of such notice to Depositor. No earlier than five (5) days and no later than 5:00 p.m. Pacific Time on the date which is ten (10) days after DSI's receipt of such notice, provided that DSI has not received a copy of a court order restraining release of the Deposit Materials, DSI shall deliver the Deposit Materials to Preferred Beneficiary, even if Depositor disputes the fact that Preferred Beneficiary is entitled to the Deposit Materials. If it is subsequently determined a Release Condition has not occurred, Preferred Beneficiary shall immediately return all copies of Deposit Materials in its possession or control to DSI and shall be liable for any expenses incurred by Depositor in demonstrating that no Release Condition had occurred.

4.3 USE LICENSE FOLLOWING RELEASE Preferred Beneficiary's rights to the Deposit Materials following release of such materials by DSI are set forth in Section
16.0 of the License Agreement.

4.4 RETURN OF DEPOSIT MATERIALS Upon Depositor's cure of any default or cessation of any Release Condition under Section 4.1, Preferred Beneficiary shall promptly return all copies of Deposit Materials in its possession or control to DSL.


                                     xii                           CONFIDENTIAL

ARTICLE 5 - TERM AND TERMINATION

5.1 TERM OF AGREEMENT This Escrow Agreement shall be in effect for as long as the License Agreement is in effect, unless Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Escrow Agreement is terminated earlier. Should the License Agreement expire or be terminated by Depositor based on Preferred Beneficiary's uncured material breach, this Escrow Agreement shall also be terminated and DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. Should the License Agreement be terminated by Preferred Beneficiary due to Depositor's uncured material breach, this Escrow Agreement shall continue for the sole purpose of assuring Preferred Beneficiary's right of access to the Deposit Materials as set forth in Section 16 of the License Agreement.

5.2 NOTICE FROM DEPOSITOR In the event that the License Agreement expires or is terminated by Depositor due to Preferred Beneficiary's material breach, Depositor shall notify DSI in writing and shall provide a copy of such notice to Preferred Beneficiary. Before returning the Deposit Materials to Depositor, DSI shall verify with Preferred Beneficiary that the License Agreement has expired or been terminated and that the Deposit Materials may be returned to Depositor.

5.3 TERMINATION FOR NONPAYMENT In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Escrow Agreement. Any party to this Escrow Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Escrow Agreement at any time thereafter by sending written notice of termination to all parties. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to take any action under this Escrow Agreement so long as any payment due to DSI remains unpaid.

5.4 SURVIVAL OF TERMS FOLLOWING TERMINATION Upon termination of this Escrow Agreement, the following provision of this Escrow Agreement shall survive:

    a. Depositor's representations (Section 1.5);

    b. the obligations of confidentiality with respect to the Deposit Materials;

    c. Preferred Beneficiaries' obligation to pay DSI any fees and expenses due;

    d. the provisions of Article 7; and

    e. any provisions in this Escrow Agreement which specifically state they survive the termination or expiration of this Escrow Agreement.


                                       xiii                         CONFIDENTIAL

ARTICLE 6--DSI'S FEES

6.1 FEE SCHEDULE DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify Preferred Beneficiary, as the party responsible for paying DSI's fees hereunder, at least ninety (90) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS DSI shall not be required to perform any service unless the payment for such service and any outstanding balance owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Escrow Agreement in accordance with Section 5.3. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7--LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS DSI may act in reliance upon any request for release of the Deposit Materials which: a) is presented on Preferred Beneficiary's letterhead; b) specifically refers to the Release Condition under which the Preferred Beneficiary believes it is entitled to the Deposit Materials; c) identifies the date on which Preferred Beneficiary believes the Release Condition has occurred; and d) is signed by a corporate officer of the Preferred Beneficiary.

7.2 INDEMNIFICATION DSI shall be responsible to perform its obligations under this Escrow Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 DISPUTE RESOLUTION Any dispute relating to or arising from this Escrow Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Francisco, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7. CONTROLLING LAW This Escrow Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.


                                      xiv                           CONFIDENTIAL

7.5 NOTICE OF REQUESTED ORDER If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a. Give DSI at least two business days prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8--GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT This Escrow Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Escrow Agreement shall be valid or binding unless signed by all the parties hereto, except that ATTACHMENT A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 NOTICES All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Escrow Agreement, all documents and communications may be delivered by First Class mail.

8.3 ATTORNEYS FEES In the event any suit, action, arbitration or other legal proceeding arising from or based on this Escrow Agreement is instituted between Depositor and Preferred Beneficiary, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and disbursements, including, without limitation, any fees, costs and disbursements incurred on appeal or incurred in enforcing or collecting any resulting judgment.

8.4 SEVERABILITY In the event any provision of this Escrow Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Escrow Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Escrow Agreement nor the provisions herein, and the provisions in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.


                                       xv                           CONFIDENTIAL

8.5 SUCCESSORS This Escrow Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Escrow Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.


____________________________            ___________________________
Depositor                               Preferred Beneficiary

By:_________________________            By:________________________

Name:_______________________            Name:______________________

Title:______________________            Title:_____________________

Date:_______________________            Date:______________________

                     Data Securities Inc.

                     By:__________________________

                     Name:________________________

                     Title:_______________________

                     Date:________________________


                                       xvi                          CONFIDENTIAL

                                  ATTACHMENT A

                       Account Number_____________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:


[OPEN ISSUE FOR BOTH PARTIES]


______________________________       ______________________________
Depositor                            Preferred Beneficiary


By:___________________________       By:___________________________

Name:_________________________       Name:_________________________

Title:________________________       Title:________________________

Date:_________________________       Date:_________________________


                                      xvii                          CONFIDENTIAL

                                   EXHIBIT F
                     COPIES OF EXISTING LICENSOR AGREEMENTS

                                       *

*Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT G
                              CRITICAL TERRITORIES
*Confidential portions omitted and filed separately with the Commission.

                             FIRST AMENDMENT TO THE
            JUNE 7, 1996 TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT
                                     BETWEEN
                            CREATIVE TECHNOLOGY LTD.
                            and NETSPEAK CORPORATION



         This FIRST AMENDMENT (the "FIRST AMENDMENT") is made as of this 6th day of December, 1996 (the "AMENDMENT EFFECTIVE DATE"), by and between: CREATIVE TECHNOLOGY LTD. ("CREATIVE"), a Singapore corporation having a principal office at 67 Ayer Rajah Crescent #03-18, Republic of Singapore 139950; and NETSPEAK CORPORATION ("LICENSOR"), a Florida corporation having a principal office at 902 Clint Moore Road, Boca Raton, Florida 33407.

         WHEREAS, CREATIVE desires Licensor to extend the license terms and perform Custom Engineering Services, as set forth in Section 5.2 of the TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT (the "MASTER AGREEMENT"), effective as of June 7, 1996, by and between CREATIVE and Licensor;

         WHEREAS, the parties desire that this First Amendment amend that Master Agreement, as stated below; and

         WHEREAS, the parties intend to further their relationship;

         NOW THEREFORE, for additional consideration recited herein and acknowledge by the parties hereto, the parties agree to the following amendments to the Master Agreement:

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Master Agreement.

         "ADJUSTED GROSS REVENUE" shall mean gross revenue received by CREATIVE from sales of the applicable product or services, less discounts, returns, and fees paid to banking establishments solely related to conducting credit card or debit card transactions.

         "AFFILIATES" shall be amended in the Master Agreement such that the term "control" means, collectively: (i) ownership of more than * of the voting stock of the entity, or in the case of a non-corporate or non-public entity, an equivalent ownership interest; and (ii) the Future Subsidiary.

         "CLIENT/SERVER DERIVATIVE WORKS" shall mean technology, including any Intellectual Property Rights contained therein, that is derived from or based on Licensor Specifications, Licensor Technology, whether such technology is developed by CREATIVE or Licensor, either solely or jointly including those products listed in EXHIBIT G attached hereto.


*Confidential portions omitted and filed separately with the Commission.

         "CLIENT/SERVICE DERIVATIVE WORKS SPECIFICATIONS" shall mean jointly owned written design documents jointly created by the parties and based on Licensor Specifications for Client/Server Derivative Works.

         "CREATIVE APPLICATIONS" shall mean those software applications developed by CREATIVE, either alone or jointly with Licensor, based upon CREATIVE Video Technology, other CREATIVE technology, technology licensed by CREATIVE from third parties, Client/Server Derivative Works, or Licensor Technology, and as described in EXHIBIT D attached hereto, as such may be amended by mutual agreement of the parties, which agreement shall not unreasonably be withheld.

         "CREATIVE *" shall mean the CREATIVE client server
TCP/IP-based communications content and services network system, developed by or for CREATIVE or its Affiliates, and including, without limitations, * .

         "CREATIVE IMPROVEMENT" shall mean any improvement, enhancement, or other modification that either: (a) adds new functionality to the Client/Server Derivative Works made by or for CREATIVE after Version 1.0 of the Client/Server Derivative Works is finally tested pursuant to this Agreement or (b) is reduced to practice by or for CREATIVE after version 1.0 or the Client/Server Derivative Works is finally tested pursuant to this Agreement.

         "CREATIVE SERVER MODULES" shall mean the object code version of the server components of the Client/Server Derivative Works, used on the CREATIVE *, as defined in the Client/Server Derivative Works Specifications.

         "CREATIVE TECHNOLOGY" shall mean the technology developed solely by CREATIVE, or its licensee or agents, including, without limitation, the products described in EXHIBIT F attached hereto, which exhibit may be modified by CREATIVE from time to time.

         "CREATIVE VIDEO TECHNOLOGY" shall mean that video compression technology developed and owned by CREATIVE prior to the Amendment Effective Date, including any Intellectual Property Rights contained herein, and any subsequent Upgrades (as defined in the Master Agreement) thereto, providing the functionality described in EXHIBIT A attached hereto, and that forms the core video technology from which the Restricted Video WebPhone and Full Video WebPhone products are derived.

         "FIRST AMENDMENT TERM" shall mean the term set forth in Section 6.1 of this First Amendment.

         "FULL VIDEO WEBPHONE" shall mean the client-based audio/video communication software derived or based upon CREATIVE Video Technology and the WebPhone Technology and developed by CREATIVE and Licensor under this First Amendment and that has full functionality, as described in EXHIBIT B attached hereto, and that integrates, incorporates, or includes the CREATIVE Graphical User Interface (as that term is defined in the Master Agreement).

*Confidential portions omitted and filed separately with the Commission.

         "FUTURE SUBSIDIARY" shall mean one (1) entity; (i) that CREATIVE controls at least * of the voting stock or, or in the case of a non-corporate entity, an equivalent interest: (ii) that has the responsibility for maintaining and operating the CREATIVE * ; and (iii) in which none of Licensor's Excepted Companies, as listed in EXHIBIT H attached hereto, which list may be modified from time upon mutual agreement of the parities, shall have any interest, unless specifically agreed upon by Licensor.

         "GOLDEN MASTER" shall be amended to include reference to Notebook and Server Products.

         "INTERNET TELEPHONY SERVICE" shall mean any computer network based telephone service for use with public or private communication networks, the primary purpose of which computer network is to provide telephone directory, telephone connection, or telephone information services over communication networks.

         "LICENSOR APPLICATIONS" shall mean those software applications developed by Licensor, either alone or jointly with CREATIVE, based upon Licensor Technology, other Licensor technology, technology licensed by Licensor from third parties, Client/erver Derivative Works, or WebPhone Technology, and as described in EXHIBIT D attached herto,a s such may be amended by mutual agreement of the parties, which agreement shall not unreasonably be held.

         "LICENSOR CLIENT MODULES" shall mean the source code version of the WebPhone Technology, including without limitation, those components set forth in EXHIBIT C attached hereto, as such exhibit may be mutually agreed by the parties from time to time.

         "LICENSOR IMPROVEMENT" shall mean any improvement, enhancement, or other modification that either: (a) adds new functionality to the Client Server Derivative Works made by or for Licensor after version 1.0of the Client/Server Derivative Works is finally tested pursuant to this Agreement; or (b) is reduced to practice by or for Licensor after version 1.0 of the Client/Server Derivative Works is finally tested pursuant to this Agreement.

         "LICENSOR SERVER MODULES" shall mean the source code versions of Licensor's * when available, and bug fixes, as described in EXHIBIT C attached hereto.

         "LICENSOR SPECIFICATIONS" shall mean the written design documents initially created by Licensor for Client/Server Derivative Works, which are reviewed and approved by CREATIVE.

         "LICENSOR TECHNOLOGY" shall include Licensor Modules, Licensor Server Modules, and any bug fixes, patches, and minor corrections thereof.

         "LICENSOR * shall mean the object code version of the client function of the Client/Server Derivative Works distributed alone or incorporated into CREATIVE Applications, as set forth in EXHIBIT G attached hereto.

*Confidential portions omitted and filed separately with the Commission.

         "LICENSOR * shall mean the object code version of the client function of the Client/Server Derivative Works for incorporation into a *, as set forth in EXHIBIT G attached hereto.

         "Licensor Video WebPhone" shall mean, collectively, the Restricted Video WebPhone and Full Video WebPhone that does not integrate, incorporate, or include the CREATIVE Graphical User Interface (as that term is defined in the Master Agreement).

         "NOTEBOOK" shall mean the object code version of the client collaborative application software owned by Licensor, and described in further detail in EXHIBIT E attached hereto, together with all Upgrades and Updates thereto.

         "RESTRICTED PRODUCTS" shall mean Restricted WebPhone and Restricted Video WebPhone, which definition shall replace the definition of such term in the Master Agreement.

         "RESTRICTED VIDEO WEBPHONE" shall mean the client-based audio/video communication software derived or based upon CREATIVE Video Technology and WebPhone Technology and developed by CREATIVE and Licensor under this First Amendment and that has limited or restricted functionality, as described in EXHIBIT B attached herteo, and that integrates, incorporates, or includes the "CREATIVE Graphical User Interface (as that term is defined in the Master Agreement).

         "REVISED TERM" shall mean the period * .

         "SERVER PRODUCTS" shall mean * and * owned by Licensor, and as described in further detail in EXHIBIT E attached hereto, together with all Upgrades and Updates thereto.

         "UPGRADE REVENUE" shall mean all amounts received by Licensor from End Users of the Restricted Video WebPhone purchased from CREATIVE, who subscribed to or otherwise purchase or upgrade to the Full Video WebPhone, less any discounts, and credits for returned copies or copies distributed as replacements for defectives copies, and fees paid to banking establishments solely related to conducting credit card transactions.

         "VIDEO WEBPHONE" shall mean, collectively, the Restricted Video WebPhone and Full Video WebPhone.

         "VIDEO WEBPHONE REVNUE" shall mean all amount received by CREATIVE from End Users of the Full Video WebPhone purchased directly from CREATIVE via CREATIVE's web site on the Internet or via retail and OEM distribution channels, less any discounts, and credits for returned copies or copies distributed as replacements for defective copies, and less any fees paid to banking establishments solely related to conducting credit card transactions.

         "WAPI" shall mean the application program interface that allows parties or co-developers to develop software that interacts with the Client/Server Derivative Works.

*Confidential portions omitted and filed separately with the Commission.

         "WebPhone" shall mean any process which implements a material part of the WAPI in a manner that provides Internet telephony that set forth in the Client/Server Derivative Works Specifications.

2.       GRANT.

         2.1 CREATIVE GRANT TO LICENSOR. Subject to the terms and conditions of the First Amendment, and for the Revised Term, CREATIVE hereby grants to Licensor a non-transferable, non-exclusive, world-wide, * right and license (with a right to sub-license pursuant to Section 2.2 hereto) to:

         (i) use, reproduce, have reproduced, modify and create Derivative Works of the source code version of the CREATIVE Video Technology solely for porting to different operating system environments ("PORTED CREATIVE VIDEO TECHNOLOGY"). Including but not limited to Macintosh-, UNIX-, and Window NT-based operating systems:

         (ii) use, reproduce, modify, and create Derivative Works from the object code version of the CREATIVE Video Technology and Ported CREATIVE Video Technology solely for purposes of incorporating into the Licensor Video WebPhone and Licensor Applications pursuant to the terms and conditions of this First Amendment; and

         (iii) use, have used, execute, display, reproduce, have reproduced, manufacture, have manufactured, market, sell, import, export, licensed, sublicense, lease, transfer and otherwise distribute and have distributed the object code version of the CREATIVE Video Technology and Ported CREATIVE Video Technology solely as incorporated into the Licensor Video WebPhone and Licensor Applications.

Licensor grants to CREATIVE a non-transferable, non-exclusive, world-wide, perpetual, * right and license (with a right to sublicense pursuant to Section
2.2 hereto) to use, reproduce, have reproduced, manufacture, have manufactured, modify, and create Derivative Works from, market, sell, import, export, and distribute the object code and source code versions of the Ported CREATIVE Video Technology.

         2.2 SUBLICENSE RIGHT. Licensor may sublicense its rights and license under this First Amendment only its Affiliates; PROVIDED, HOWEVER, that such Affiliates are subject to the same terms and conditions as Licensor under this First Amendment.

         2.3 LICENSOR GRANT TO CREATIVE. Subject to the terms and conditions of this First Amendment, including without limitation Section 3.9 and 6.4 hereto and for the First Amendment Term, in addition to the rights and licenses granted in the Master Agreement, Licensor hereby grants to CREATIVE, subject to the restriction set forth in Section 5.5 hereto, a non-transferable, non-exclusive, world-wide right and license to:

*Confidential portions omitted and filed separately with the Commission.

         (i) use, reproduce, and modify the source code version of the Licensor Technology solely for the purposes of developing Client/Server Derivative Works for incorporation into CREATIVE Applications, CREATIVE Improvements, and the CREATIVE * , including without limitation, incorporating or otherwise combining CREATIVE Technology with Client/Server Derivative Works to develop and maintain products, including without limitation, CREATIVE Applications and the CREATIVE * ;

         (ii) manufacture, have manufactured, sublicense, reproduce, have reproduced, market, have marketed, import, expert, use, sell, have sold, and otherwise distribute and have distributed the object code version of the Licensor Client modules, Licensor
                  * , and Licensor * , solely for the purpose of manufacturing, having manufactured, sublicensing, reproduction, having reproduced, marketing, having marketed, importing, exporting, using, selling, having sold, and otherwise distributing and having distributed Client/Server Derivative Works, CREATIVE Improvements, CREATIVE Applications; PROVIDED, HOWEVER, that nothing herein shall be construed as granting any rights to CREATIVE to include the WebPhone in the Client/Server Derivative Works, CREATIVE Improvements, or CREATIVE Applications; PROVIDED FURTHER, that nothing herein grants to CREATIVE any right to sell, have sold, distribute, or have distributed the Licensor Client Modules as stand-alone products; and

         (iii) manufacture, have manufactured, reproduce, have reproduced, market, have marketed, import, export, and use the object code version of the Licensor Server Modules, only as integrated into the CREATIVE Server Modules, solely for the purposes of maintaining the CREATIVE Broadcast Network.

PROVIDED, HOWEVER, that any and all use of the source code version of the Licensor Client Modules and Licensor Server Modules under Subsection 2.3 (i) occurs pursuant to the provisions of Section 4.4 hereto.

         As a matter of clarification, CREATIVE acknowledges that it has no right to sell, have sold, license, sublicense, or otherwise distribute Licensor Server modules and CREATIVE Server Modules, partially or in their entity, to any third party; provided, however, that nothing herein shall prevent CREATIVE from distributing the object code version of CREATIVE Server Modules to CREATIVE's subcontractors or other agents for the sole purpose of maintaining and/or operating the CREATIVE Broadcast Network.

         2.4 NOTEBOOK. Subject to the terms and condition of his First Amendment, Licensor hereby grants to CREATIVE a non-transferable, non-exclusive, world-wide right and license (with a right to sublicense pursuant to Section 2.2 hereto) to use, reproduce, have reproduced,

*Confidential portions omitted and filed separately with the Commission.

manufacture have manufactured, modify or have modified, market, have marketed, sell, have sold, import, export, distribute and have distributed from the Golden Master, copies of Notebook.

         2.5 SERVER PRODUCTS. Subject to the terms and conditions of this First Amendment, Licensor hereby grants to CREATIVE a non-transferable, non-exclusive, world-wide right and license (with a right to sublicense pursuant to Section 2.2 hereto) to (i) use the Server Products internally in conjunction with the CREATIVE * ; and (ii) to make such copies from the Golden Master of the server Products as reasonably necessary to operate and maintain the CREATIVE * , which the parties currently contemplate will be no more than five (5) copies.

         2.6 PODIUM. Subject to the terms and conditions of this First Amendment, Licensor ] hereby grant to CREATIVE, a non-transferable, non-exclusive, world-wide right and license (with a right to sublicense pursuant to Section 2.2 hereto) to: use, reproduce, and distribute internally only within CREATIVE, with no rights or license to externally distribute the Podium, in any form.

         2.7 IMPROVEMENTS. Each of CREATIVE and Licensor may independently develop CREATIVE Improvements and Licensor Improvements, respectively. The parties agree that base compatibility shall be maintained pursuant to the provisions of Section 5.6 hereto, and subject to the ownership provisions of
Section 4.3 hereto, so that at least the baseline functions mutually agreed upon in writing by the parties (as such may be changed from time to time if the parties mutually agree) can run on each parties' products. Both parties agree to enter into good faith negotiations regarding licensing of such CREATIVE Improvements and Licensor Improvements.

3.       LICENSE FEES.

         3.1 AMENDMENT TO UNLIMITED USE FEE. In partial consideration for the rights granted by CREATIVE to Licensor under this First Amendment, the parties hereto agree that the * set forth in Section 10.1 of the Master Agreement extends to all Restricted Products, including those developed pursuant to this First Amendment and as that Term is defined in this First Amendment. However, any future cedes or new functionality integrated into the Restricted Products which incurs a royalty to Licensor will be offered to CREATIVE as an option to be included into the Restricted Products at an additional cost to CREATIVE, with no gain or loss to Licensor.

         3.2 AMENDMENT TO PER COPY FEES. In partial consideration for the rights granted by CREATIVE under this First Amendment, the parties hereto agree to amend Section 10.2 of the Master Agreement to reflect that CREATIVE shall pay to Licensor, during the Activated Product Term a per copy fee of * (*) per copy of each Activated Product sold or distributed by CREATIVE via non-Internet based distribution channels. The per-copy fee defined in this Section 3.2 includes all existing codes in the Activated Product, and also includes future compatibility with the * standard. Any future codes or new functionality integrated into the Licensed Products or Video WebPhone which incurs a royalty to Licensor will be offered to CREATIVE as an option to be included into the Licensed Products and the Video WebPhone at a cost, with no gain or loss to Licensor, in addition to the per-copy fee defined in this Section 3.2.

*Confidential portions omitted and filed separately with the Commission.

         3.3 VIDEO WEBPHONE FEES. In consideration for the Licenses granted hereunder. CREATIVE shall pay to Licensor, during the First Amendment Term, a per-copy fee of * (*) per copy of each Full Video WebPhone sold or distributed by CREATIVE via non-Internet based distribution channels. The per-copy fee defined in this Section 3.3 includes all existing codes in the Activated Product, and also includes future compatibility with the H.323 standard. Any future codes or new functionality integrated into the Licensed Products or Video WebPhone which incurs a royalty to Licensor will be offered to CREATIVE as an option to be included into the Licensed Products and the Video WebPhone at a cost, with no gain or loss to Licensor, in addition to the per-copy fee defined in this Section 3.3.

         3.4 VIDEO WEBPHONE REVENUE SHARING. CREATIVE shall pay to Licensor
* (*) of the Video WebPhone Revenue received by CREATIVE from sales by CREATIVE via the Internet. In addition, Licensor shall pay to CREATIVE * (*) of the Upgrade Revenue received by Licensor during the Revised Term and for a period of * thereafter.

         3.5 LICENSOR SERVER MODULES AND LICENSOR CLIENT MODULES. In partial consideration for the licenses granted pursuant to Section 2.3 hereto, CREATIVE shall:

         (i) pay to Licensor within five (5) days after the Amendment Effective Date, a license fee of * (*) for the license granted pursuant to Section 2.3(iii) hereto , and a license fee of * (*) for the licenses granted in Sections l2.3(i)-(ii); and

         (ii) during the First Amendment Term and any applicable post-expiration period pursuant to Section 6.4 hereto, pay to Licensor a quarterly royalty payment equal to * (*) of Adjusted Gross Revenue received by CREATIVE based on the sale of network services, including but not limited to content sales, advertising, subscriptions and network use fees which utilize Licensor Technology, Client/Server Derivative Works, Server Products, the Podium, or Derivative Works thereof, in the CREATIVE * .

Payment under this Section 3.5 shall be made by CREATIVE within forty-five (45) days after the end of each calendar quarter, together with a statement of accounting for each such payment. The audit rights granted pursuant to Section
10.7 of the Master Agreement shall apply to the payments made under this Section 3.5

         3.6 CREATIVE APPLICATIONS. Licensor acknowledges and agrees that the license granted to CREATIVE to Licensor * pursuant to Section 2.3 is * , and is granted in consideration for the rights and obligations of Licensor hereunder. Regarding the license granted to CREATIVE to Licensor * pursuant to Section 2.3, CREATIVE shall pay to Licensor a per unit fee of * per Licensor * sold by CREATIVE, including without limitation, Licensor * sold as a stand-alone product or as incorporated into CREATIVE Client Product, such Licensor * having a maximum retail price below * (*); for Licensor * having maximum retail price above * (*), the parties shall negotiate a separate higher per-unit fee. In addition, CREATIVE shall pay to Licensor * (*) of the Adjusted Gross Revenue, less the $* per unit fee recited in this

* Confidential portions omitted and filed separately with the Commission.

Section 3.6, as applicable, from: (i) sales of the Licensor * purchased directly from CREATIVE via CREATIVE's web site on the Internet; (ii) any and all upgrades to the Licensor * distributed via Internet and non-Internet channels; and (iii) any and all upgrades from Licensor * to Licensor * . In the event that CREATIVE does not charge its customers for a Licensor * , then CREATIVE shall pay to Licensor the per-unit fee.

         3.7 * AND * . In partial consideration for the licenses granted pursuant to Section 2.4 and 2.5 hereto, CREATIVE shall pay to Licensor; (i) a license fee of * (*) for * (*) copies of the * , payable upon acceptance by CREATIVE of the * , thereafter CREATIVE shall pay a per-copy price of * (*) for each additional * distributed, sold or licensed by CREATIVE; and (ii) a license fee for the * of * (*), payable upon acceptance by CREATIVE of the * accordance with Section 4.7 hereto. In the event of non-acceptance by CREATIVE, CREATIVE may, at is sole option, cancel any further obligations, including without limitation payment obligations, with respect to the non-accepted * or * as applicable.

         3.8 NRE FEES. The parties hereto agree that, within ten (10) days after the Amendment Effective Date, CREATIVE shall pay to Licensor the amount of
* (*) as payment in full for NRE performed by Licensor in connection with developing server technology prior to the Amendment Effective Date and relating to the rights granted hereunder. In addition, CREATIVE shall pay to Licensor within ten (10) days the Amendment Effective Date, a second amount of * (*) as payment in full for NRE performed by Licensor in connection with developing client technology prior to the Amendment Effective Date and relating to the rights granted hereunder.

         3.9 LICENSE MAINTENANCE FEES: In partial consideration for the licenses granted pursuant to Section 2.3 hereto. CREATIVE shall pay to Licensor an annual license maintenance fee, in the amount of: (i) * *, payable in advance of each of years 1 through 5 of this First Amendment; and (ii) * (*), payable in advance of each of years 6 tough 10 of this First Amendment. Each license maintenance fee paid this Section 3.9 shall be treated as a non-refundable pre-payment against any and all fees paid or to be paid pursuant to section 3.5 (ii) hereto. Licensor may terminate the licenses granted to CREATIVE pursuant to Section 2.3, in the event that, within thirty (30) days after receipt by CREATIVE of a written notice of failure to pay pursuant to this Section 3.9, CREATIVE fails to make such maintain fee payment.

         3.10 ROYALTY TO CREATIVE In partial consideration for CREATIVE's efforts in developing the Client/Server Derivative Works hereunder, and so long as CREATIVE pays the license maintenance fee set forth in Section 3.9., or
Section 6.4 if beyond the First Amendment Term, Licensor shall pay to CREATIVE a quarterly royalty payment of * (*) of gross revenue (less discounts and returns) receive by Licensor based on the sale of licensing of any Client/Server Derivative Works.

* Confidential portions omitted and filed separately with the Commission.

         3.11 NON-DILUTION Any license fees and royalties payable to either part to the other party pursuant to Sections 3.4, 3.5, 3.6, and 3.10 thereto shall not be diluted by any revenue sharing activities or agreements in which the other party participates or enters into with any Affiliates, agents, contractors, subcontractors or other third parties.

4.       PRODUCT DEVELOPMENT.

         4.1 Video WebPhone Development and Ownership. The parties hereto agree to use their commercially reasonable efforts to jointly develop a Video Webphone, in compliance with the specifications set forth in EXHIBIT B attached hereto. Except as set forth in Section 3.8, each party hereto shall solely be responsible for any and all of its own costs incurred in such joint development under this Section 4.1. The parties further agree to use commercially reasonable efforts to jointly develop the scheduled Restricted Video WebPhone features. Ownership shall generally be determined in accordance with the provisions set forth in Section 6.0 of the Master Agreement; PROVIDED, HOWEVER, that any Intellectual Property Rights conceived, developed or reduced to practice solely by one party hereto relating to the Video WebPhone during the First Amendment Term shall be owned solely by that party; PROVIDED, FURTHER, that ownership in any Derivative Works of any CREATIVE Technology (except for any Licensor Products/Technology, as that term is defined in Section 8.i6 hereto, that are compiled, incorporated, or included with such Derivative Works) shall be owned by CREATIVE; and PROVIDED, FURTHER, that ownership in any Client/Server Derivative Works shall be determined in accordance with the provisions of
Section 4.3 hereto; and provided, further, that Licensor shall own all rights in and to Licensor Technology and Licensor Improvements.

         4.2 CREATIVE * DEVELOPMENT. The parties hereto agree to use their commercially reasonable efforts to develop the * set forth in EXHIBIT F attached hereto. The development required will be mutually agreed upon by both parties, and if any engineering resources are required, then such resources shall be made available at an hourly rate that is at least as favorable as rates charges by Licensor to third parties, but in any event no more than * .

         4.3 OWNERSHIP. All Client/Server Derivative Works and Client/Server Derivative Works Specifications shall be owned * by * , subject to * Intellectual Property Rights in and to * . The parties hereto agree that CREATIVE shall own all rights, title, and interest in and to any CREATIVE Improvements developed pursuant to this First Amendment. The parties hereto agree that Licensor shall own all rights, title, and interest in and to any Licensor Improvements developed pursuant to this First Amendment, Nothing herein shall in any grant or be deemed to grant any license or right to Licensor in CREATIVE's Sound Blaster, AWE or EMU audio technology including, but not limited to, any rights in any PCB layout, design, silicon, firmware, API's, documented or undocumented commands, or interfaces, whether to achieve compatibility or for any other purpose.

*Confidential portions omitted and filed separately with the Commission.

         4.4 CLIENT/SERVER DERIVATIVE WORKS In furtherance of CREATIVE's rights granted pursuant to Section 2.3 hereto, CREATIVE shall use the source code version of the * and * at * facilities in * . * agrees to provide office space for up to * designated by CREATIVE to * such * . * . CREATIVE shall not incorporate any CREATIVE Technology into Client/Server Derivative Works without the prior agreement of Licensor. In the event that CREATIVE desires to include or incorporate any CREATIVE Technology into any Client/Server Derivative Works, then the parties shall enter into good faith negotiations regarding the terms of such incorporation, including without limitation, any royalty terms as applicable.

         4.5 DELIVERABLES. In support of CREATIVE's rights under Sections 2.3 of this First Amendment no later than December 30, 1996, Licensor shall provide to
CREATIVE: (i) well-defined * , together with specifications and related documentation for such * , as mutually agreed to by the parties; (ii) the Licensor Server Modules and Licensor Client Modules, in the form necessary for CREATIVE to fully exercise its rights herein, which Licensor will install on a stand-alone server, not connected to any network outside of Licensor's facilities, at Licensor's facilities in Boca Raton and (iii) the Licensor Specifications and all other materials and information in Licensor's possession or control as reasonably necessary for CREATIVE to fully exercise its rights herein. In addition, executable copies of the * Upgrades and Updates thereto will be delivered to CREATIVE promptly after they are developed by Licensor.

         4.6 NRE COMMITMENT In the event that CREATIVE wants Licensor to assist CREATIVE in the subsequent modification to Client/Sever Derivative Works, Licensor agrees at Licensor's discretion to provide NRE services to CREATIVE in support of CREATIVE's rights under Section 2.3 at a rate that is at least as favorable as rates charged by Licensor to third parties, but in any event no more than * (*) per hour, annually adjusted for inflation in accordance with the Consumer Price Index. In addition, CREATIVE shall pay to Licensor an additional
* (*) for NRE services to be performed by Licensor in connection with developing the Video WebPhone pursuant to this First Amendment, in accordance with the following payment schedule; (i) * (*) due and payable on * ; and (ii) * ($*) due and payable on * .

         4.7 ACCEPTANCE OF * AND *. Within one (1) month of CREATIVE's receipt of each of * and * ("DELIVERABLE PRODUCTS"), CREATIVE shall notify Licensor, in writing, of its acceptance or reject of any Deliverable Products. If CREATIVE rejects any Deliverable Products, CREATIVE shall provide reasons for its rejection and shall, at the request of Licensor, return the rejected Deliverable Product to Licensor. Licensor shall make commercially reasonable efforts to promptly correct and replace such rejected Deliverable Products within sixty
(60) days after first delivery thereof, then CREATIVE, at its sole option, may terminate its obligations, including without limitation any payment obligations, with respect to such non-accepted Deliverable Products.

* Confidential portions omitted and filed separately with the Commission.

         4.8 ACCEPTANCE OF SERVER PRODUCTS. Within one (1) month of CREATIVE's receipt of each of Server Products, CREATIVE shall notify Licensor, in writing, of its acceptance or rejection of any Server Products. If CREATIVE rejects any Server Products, CREATIVE shall provide reasons for its rejection, which rejection shall be based on the lack of conformance with the performance, functional and technical specifications for such Server Products and shall, at the request of Licensor, return the rejected Server Product to Licensor. Licensor shall make commercially reasonable efforts to promptly correct and replace such rejected server product.

         4.9 DEVELOPMENT OF CLIENT/SERVER DERIVATIVE WORKS SPECIFICATIONS. Licensor will deliver to CREATIVE the Licensor Specifications by no later than
* , for CREATIVE to use in exercising its rights thereto pursuant to this First Amendment. Within thirty (30) business days of receipt by CREATIVE of such Licensor specifications, CREATIVE will delivery to Licensor written comments on such Licensor Specifications, CREATIVE will delivery to Licensor written comments on such Licensor Specifications, in the form of Client/Server Derivative Works Specifications. Licensor shall use its commercially reasonably efforts to correct or amend the Licensor Specifications in accordance with the Client/Server Derivative Works Specifications to form a mutually agreed upon final specifications for developing the Client/Server Derivative Works, and the CREATIVE * pursuant to the terms of this First Amendment.

         4.10 DEVELOPMENT OF SERVER PRODUCTS. Licensor will delivery to CREATIVE a set of written specifications for Server Products upon availability but in no event later than * for CREATIVE to review. CREATIVE will submit to Licensor written request for modifications to such specifications, and Licensor shall use its commercially reasonable efforts to make such specifications as NRE, subject to the provisions of Section 4.6 hereto.

         4.11 ADDITIONAL INFORMATION. Following development of the Client/Server Derivative Works, both parties agree to make available to the other party all information, Source Code and related materials necessary to perform all phases of testing of the Client/Server Derivative Works, subject to the confidentially provisions set forth in the section 19.0 of the Master Agreement, and to fully cooperate with the testing and acceptance of such Client/Server Derivative Works.

5.       OBLIGATIONS OF THE PARTIES.

         5.1 EXCLUSIVITY. In partial consideration for the rights and licenses granted hereunder, the parties hereto agree that the period for exclusivity with respect to the Activated Product and the Restricted Product, as set forth in
Section 1.4 of the Master Agreement, is hereby amended to extend for a period of
* years, beginning on * and ending on * . In addition, Licensor acknowledges and agrees that Licensor will not, and will not allow any third party to market, promote, advertise, sell, offer for sale, or otherwise distribute, through any distribution channel, any Client/Server Derivative Works developed hereunder, either alone or jointly with Creative, for a period that is the earlier of: (i)* from the date that such Client/Server Derivative Work is tested and accepted as version 1.0 final by both parties; or (ii) six (6) months from the date the Creative Client/Server Derivative Work is first commercially available by Creative; PROVIDED, HOWEVER, that Licensor may: (x) provide a limited number of copies of the object code version of the Client/Server Derivative Works, solely for evaluation purposes, to any third party no sooner than sixty (60) days after such Client/Server Derivative Works is tested and accepted as final by both parties; and (y) enter into any agreement with a third party for such Client/Server Derivative Works no sooner than ninety (90) days after such Client/Server Derivative Works is tested and accepted as final by both parties, which acceptance shall not unreasonably be delayed.

*Confidential portions omitted and filed separately with the Commission.

*

         5.2 CUSTOMER SUPPORT OF VIDEO WEBPHONE. Customer support for the Video WebPhone shall be provided, at the election of CREATIVE, either by: (i) CREATIVE, at any time, upon providing to Licensor ninety (90) days prior notice, at CREATIVE's cost; or (ii) Licensor, for so long as CREATIVE pays to Licensor an annual support fee of * payable in full in advance. The first annual support fee payment shall be due and payable upon * , renewable on each subsequent annual anniversary thereof, unless CREATIVE provides such ninety (90) day notice; PROVIDED, HOWEVER, that CREATIVE may elect not to make the first annual payment, thereby assuming the customer support obligation, by providing Licensor with forty-five (45) days prior notice.

         5.3 OBLIGATIONS OF CREATIVE. During the First Amendment Term, each party shall be responsible for providing, all development and commercialization resources, at its own expense, required to develop through first commercial release the Video WebPhone developed pursuant to this First Amendment.

         5.4 MINIMUM SALES OBLIGATIONS. CREATIVE agrees to purchase the following cumulative minimum copies: (i) Licensor agrees to deliver to CREATIVE
* copies of a combination of WebPhone and Video WebPhone, in a proportionate amount of each product to be determined solely be CREATIVE, within five (5) business days after the Amendment Effective Date; and (ii) CREATIVE agrees to place all future orders for WebPhone and Video WebPhone in combined quantities of * copies. The parties hereto acknowledge and agree that as of the Amendment Effective Date, CREATIVE has purchased a fully paid for a total of * copies pursuant to the terms of the Master Agreement and a total of * as of the Amendment Effective Date.

         5.5 RESTRICTIVE COVENANTS.

         (a) During the period of * years from the earlier of: (1) deployment of the Creative *; or (ii) thirty (30) days from final acceptance of the Client/Server Derivative Works by Creative, Creative shall not: operate, offer, control, market, license, sell, or otherwise distribute an Internet Telephony Service, unless otherwise agreed to by Licensor. In the event that Creative desires to add rights to Internet telephony for Creative * customers, Licensor agrees to enter into good faith negotiations with Creative for such rights; provided, however, that nothing herein shall prohibit or limit in any manner Creative's right and ability to distribute NetMeeting and/or OnLive to and use the NetMeeting and/or OnLive service or to distribute another telephony client. During the First Amendment Term, Creative agrees not to use Client/Server Derivative Works or Licensor Technology to establish or operate an Internet Telephony Service, unless otherwise permitted herein or anticipated in Exhibit G.

*Confidential portions omitted and filed separately with the Commission.

         (b) During the period of * years from the earlier of: (i) deployment of the Creative * or (ii) thirty (30) days from final acceptance of the Client/Server Derivative Works by Creative, Licensor shall not: (x) own any interest in, operate, control, offer, market, license, sell, or otherwise distribute or maintain (other than for a third party) any content aggregation or content delivery or distribution service utilizing the Client/ Server Derivative Works, EXCEPT for educational and corporate services; (y) provide any daily, weekly, monthly, or other periodic programming to third party networks utilizing the Client/Server Derivative Works; or (z) produce or co-produce any third party content utilizing the Client/Server Derivative Works for or to any Internet-based broadcast to any third party receiver device or system.

         5.6 COMPATIBILITY. The parties hereto agree that, during the First Amendment Term: (i) Licensor Transceivers, Licensor Transmitters Client/Server Derivative Works developed by Licensor and Creative pursuant to this Agreement; and (ii) Creative Broadcast Network developed by Creative pursuant to this Agreement shall retain a basic level of compatibility so that at least the baseline functions mutually agreed upon in writing by the parties (as such may be changed from time to time if the parties mutually agree) can run on each parties' Client/Server Derivative Works developed hereunder, including, without limitation, Client/Server Derivative Works relating to the product in Exhibit G and as specified by the parties by January 30, 1997. The parties further agree that, during the First Amendment Term, each party shall require each of its license to such Client/Server Derivative Works to retain such basic level of compatibility.

         5.7 ANNUAL MEETINGS. The parties agree to hold annual meetings, at a location and time to be mutually agreed, to review and exclusively establish the basic compatibility provisions of section 5.6.

         5.8 COMPATIBILITY MARK. The parties agree to jointly establish a set of standard, criteria and testing procedures, and to jointly develop a trademark and/or logo that both parties may use to indicate the compatibility of each parties' products, in accordance with Section 5.6 hereto.

         5.9 ATTRIBUTION. Licensor agrees to prominently display the Share Vision Registered trademark and logo on the display screen for the Video WebPhone while the Video WebPhone is in use.

6.       TERM

         6.1 FIRST AMENDMENT TERM. The term of this First Amendment shall be ten
(10) years from the Amendment Effective Date, unless terminated in accordance with Section 6.3 hereto.

         6.2 TERM OF MASTER AGREEMENT. The parties hereto agree to amend the Term set forth in Exhibit A of the Master Agreement to mean two (2) years from August 31, 1996. The parties hereto further agree to amend the Activated Product Term and the Restricted Product Term set forth in Exhibit A of the Master Agreement to mean four (4) years from August 31, 1996.

         6.3 TERMINATION. The provisions of Sections 15.2 and 15.3 of the Master Agreement shall apply to and effect termination of the First Amendment Term hereto. Breach of a provision of this First Amendment shall not provide a cause for termination of the Master Agreement.

*Confidential portions omitted and filed separately with the Commission.

         6.4 POST EXPIRATION OF FIRST AMENDMENT TERM. In partial consideration for the fees set forth in Section 3 hereto, CREATIVE agrees that the rights granted to Licensor hereunder shall be renewed annually, at the current royalty structure set forth in this First Amendment, subject to mutually agreed adjustments based on and no greater than the Consumer Price Index, solely for so long as CREATIVE continues to pay the greater of: (i) the license maintenance fee amount of * (*), which amount shall be treated as a non-refundable pre-payment against any and fees paid or to be paid pursuant to Section 3.5 and
3.6 hereto; or (ii) in the event that the royalty payments from Licensor to CREATIVE pursuant to Section 3.10 hereto exceed the royalty payments from CREATIVE to Licensor pursuant to Section 3.5 hereto average over the prior calendar year (such differential amount referred to as the "DELTA AMOUNT"),
* (*) of such Delta Amount.

         6.5 SURVIVAL. In addition to the termination provisions set forth in Sections 15.4 and 20.2 of the Master Agreement, Section 1,4.3, 6.5, 8 and 9 of this First Amendment shall survive termination of this First Amendment.

7.       SOURCE CODE ESCROW

         7.1 Licensor Technology. Within twenty (20) days after the Amendment Effective Date and promptly thereafter for subsequent deposits, Licensor shall cause to be deposited with an escrow agent, a complete working copy of the Source Code for the Licensor Technology licensed hereunder, under the form of software escrow agreement set forth in EXHIBIT E of the Master Agreement, and shall be released to CREATIVE pursuant to EXHIBIT E of the Master Agreement in the event that Licensor fails to materially perform its obligations under
Section 4.5 of this First Amendment, in addition to the release conditions set forth in sections 16.0(i) -(iii) of the Master Agreement.

         7.2 Client/Server Derivative Works. Within twenty (20) days after the date on which Client/Server Derivative Works are tested and accepted as final by both parties, the parties shall cause to be deposited with an escrow agent a complete working copy of the Source Code for the Client/Server Derivative Works developed hereunder, under a form of software escrow agreement similar to that set forth in EXHIBIT E of the Master Agreement, as modified by mutual agreement of the parties hereto to be consistent with the terms of this First Amendment. Thereafter, both parties shall have free and unlimited access to the Source Code, subject to any and all restrictions on use set forth in this First Amendment, for the First Amendment Term and any post-expirations term defined in
Section 6.4 hereto.

8.       WARRANTY AND INDEMNITY

         8.1 CREATIVE WARRANTY. CREATIVE represents and warrants that: (i) the CREATIVE Video Technology operates and will operate substantially in accordance with the specifications set forth in CREATIVE's documentation therefore; (ii) the CREATIVE Video Technology and the use thereof as contemplated by this First Amendment do not infringe or misappropriate any copyright, trade secret, publicity, privacy, or, to CREATIVE's knowledge, other rights of any third party; (iii) CREATIVE has the sole and exclusive right to grant the rights and licenses contemplated by this First

*Confidential portions omitted and filed separately with the Commission.

Amendment, without the need for any consents, approvals or immunities not yet obtained; (iv) CREATIVE has full power to enter into the First Amendment, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; (v) to the best of CREATIVE's knowledge as of the Amendment Effective Date, the CREATIVE Video Technology does not infringe any patent rights of any third party; and (vi) CREATIVE does not know of any actual, alleged, pending, or threatened third party claim of infringement or misappropriation of any intellectual property rights of a third party.

         8.2 LICENSOR WARRANTY. Licensor represents and warrants that: (i) the Licensor Technology, *, and Server Products (the "WARRANTY PRODUCTS") operate and will operate substantially in accordance with the specifications set forth in Licensor's documentation therefor; (ii) the Warranty Products and the sue thereof as contemplated by this First Amendment do not infringe or misappropriate any copyright, trade secret, publicity, privacy, or, to Licensor's knowledge, other rights of any third party; (iii) Licensor has the sole and exclusive right to grant the rights and licenses contemplated by this First Amendment, without the need for any consents, approvals or immunities not yet obtained; (iv) Licensor has full power to enter into this First Amendment, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; (v) to the best of Licensor's knowledge as of the Amendment Effective Date, the Warranty Products do not infringe any patent rights of any third party; and (vi) Licensor does not know of any actual, alleged, pending, or threatened third party claim of infringement of misappropriation of any intellectual property rights of a third party.

         8.3 LIMITATIONS OF WARRANTIES. THIS SECTION 8 SETS FORTH ALL OF THE WARRANTIES OF A PARTY TO THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS FIRST AMENDMENT. EACH PARTY HEREBY DILSCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         8.4. LIMITATION OF LIABILITIES. EXCEPT FOR OBLIGATION UNDER THIS
SECTION 8, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR LOSS OF PROFITS, LOSS OF REVENUES OR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         8.5 INDEMNIFICATION BY CREATIVE. Subject to the conditions set forth in
Section 18.3 of the Master Agreement, CREATIVE shall indemnify, hold harmless and defend Licensor against any claim, suite or proceeding and any damages or liability there from or settlement thereof (including reasonable fees of attorneys and related costs) to the extent; (i) based on a claim that, solely as a result of the processes or materials selected by CREATIVE for manufacturing and reproduction, a CREATIVE Application, CREATIVE Improvement, or the CREATIVE
* infringes the patent, copyright, trademark, trade secret, publicity, defamation or other rights of any third party; (ii) resulting from any material breach of this Agreement by CREATIVE; or (iii) based on a claim that Licensor's manufacture, use, sale, or distribution or CREATIVE Video Technology, CREATIVE Technology, A CREATIVE Applications, (collectively, "CREATIVE PRODUCTS/TECHNOLOGY")

*Confidential portions omitted and filed separately with the Commission.

infringes the patent, copyright, trademark, trade secret, publicity, privacy, or other rights of any third party, except to the extent that such infringement is due solely to the combination of CREATIVE Products/Technology with Licensor Products/Technology (as defined in Section 8.6 below), and except to the extent that such infringement is due solely to the development contributions of Licensor, if any, to CREATIVE Technology, CREATIVE Video Technology, which infringement would not have occurred but for such development contributions, and except to the extent that such infringements due solely to Licensor Products/Technology.

         8.6 INDEMNIFICATION BY LICENSOR. Subject to the conditions set forth in
Section 18.3 of the Master Agreement, Licensor shall indemnify, hold harmless and defend CREATIVE against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent: (i) based on a claim that any Licensor Technology, Licensor applications, * , Licensor Video WebPhone, * , or
* (collectively, "LICENSOR PRODUCTS/TECHNOLOGY") infringes the patent, copyright, trademark, trade secret, publicity, privacy, or other rights of any third party, EXCEPT to the extent that such infringement is due solely to the combination of CREATIVE Products/Technology or the CREATIVE * with the Licensor Products/Technology, which infringement would not have occurred but for such combination, and except to the extent that such infringement is due solely to the development contributions of CREATIVE, if any, to Licensor technology, which infringement would not have occurred but for such development contributuions and EXCEPT to the extent that such infringement is due solely to CREATIVE Products/Technology, and EXCEPT as to which CREATIVE otherwise owes indemnity to Licensor pursuant to Section 8.5 hereto; or (ii) resulting from any material breach of this Agreement by Licensor.

9.       OTHER TERMS

         9.1 AMENDED EXCLUSIVITY. In partial consideration for the rights and licenses granted by Licensor to CREATIVE hereunder, CREATIVE agrees to amend
Section 1.4 of the Master Agreement to: (i) permit Licensor * its * through any
* ; and (ii) to permit * identified by Licensor during the original * Term of the Master Agreement to use, sell, or distribute the * with a graphical user interface that is customized for or modified by or otherwise designed by or for such * , subject to the conditions set forth in section 1.4 of the Master Agreement. For purposes of this First Amendment, the term * shall be amended to include a reference to Video WebPhone Technology, in addition to WebPhone Technology. In addition, Licensor specifically agrees that during the * Term of the Master Agreement, Licensor shall not license or sell for retail sale, or otherwise distribute a * ; provided, however, that Licensor may license, sell or otherwise distribute a * * to (a) * ; (b) * ; (c) customers via * . In any event, there will be no restrictive covenants on Licensor's ability to distribute * , EXCEPT to the extent that Licensor's rights to distribute the * are limited to the licenses granted in Section 2.1 hereto.


*Confidential portions omitted and filed separately with the Commission.

         9.2 INCORPORATED TERMS. All other terms and conditions of the Master Agreement shall remain in full force and effect during the Term of the Master Agreement, as amended by Section 6.2 hereto. The following terms and conditions shall apply to Video WebPhone, and are herein amended to refer to and include Video WebPhone provided hereunder; Sections 1 (as amended by this First Amendment); 1.3,1.4,1.5,2.0,3.0,4.0,6.4,8.0,10.4,10.5,10.6 (as amended by this
First Amendment), 10.7,10.8,11.1,12.0,13.0,15.2,15.3,15.4,15.5,18.3,18.4,19.0
and 20.0 (with amended Section 20.5). The following terms and conditions shall apply to the Client/Server Derivative Works, and are herein amended to refer to and include Client/Server Derivative Works provided hereunder. Sections 1.3 and 1.6I; 2.0,8.0,10.4, 10.7,10.8, 15.2, 15.3,15.5,18.3,18.4,19.0, and 20.0 (with amended Section 20.5). A breach of any term or condition of this First Amended solely relating to Video WebPhone, CREATIVE Video Technology, License Technology, or CREATIVE Applications shall not provide a basis for termination of the Master Agreement or of any other amendments thereto. Similarly, a breach of any term or condition of the Master Agreement solely relating to WebPhone shall not provide basis for termination of the First Amendment or of any other amendments thereto.

         9.3 RELATIONSHIP OF THE PARTIES. The parties further agree that nothing in the Master Agreement or in this First Amendment (except for the restrictive covenants set forth in Section 5.5 and the license provisions of Section 2 hereto) will prevent either party hereto from marketing and distributing any other work, whether similar or dissimilar to the Licensed Product (as that term is defined in the Master Agreement), or any Client/Server Derivative Works developed hereunder. In furtherance of the relationship established by the parties under both this First Amendment and the Master Agreement, the parties hereto agree to use their commercially reasonable efforts to support and promote the Video WebPhone products developed pursuant to this First Amendment and the WebPhone products developed pursuant to the Master Agreement.

         9.4 CONFLICT. In the event of any conflict between the terms of this First Amendment and the terms of the Master Agreement, the terms of this First Amendment shall control with respect to the subject matter of this First Amendment.

         9.5 CONFIDENTIALITY.   The parties hereto agree to amend Section 19.2
of the Master Agreement to include the following sentence: "Each party shall only use the other party's Proprietary Information in furtherance of its rights and obligations under this Agreement."

10.      REPRESENTATIONS.

         Each party hereby represents to the other that the undersigned has full and binding authority to execute this Amendment.

         ACCEPTED AND AGREED:

CREATIVE TECHNOLOGY LTD.                    NETSPEAK CORPORATION

Signature: /s/ LUNG YEH                     Signature: /s/ ROBERT KENNEDY
          ---------------------------                -------------------------

Printed Name: Lung Yeh                      Printed Name: Robert Kennedy
              -----------------------                -------------------------

Title:  Vice President                      Title: President
      -------------------------------             ----------------------------

                              12-6-96                                 12-6-96



                                   EXHIBIT A

                            Creative Video Technology
                            -------------------------

Summary

*

1.    Brief Specification

*

1.1   Video input and output

*

1.2   Digital output and input

*

1.3   Sampling frequency

*

1.4   Source coding algorithm

*

2.    Source Coder


2.1   Source Format

*

2.2   Video source coding algorithm

*
*Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT B
             Features and Specifications (WebPhone/Video WebPhone)

[ILLEGIBLE]
WEBPHONE BAUD AND AUDIO
Talk time                                            Restricted       unlimited         unlimited
- restrictions                                        3 minutes          n/a               n/a
Lines                                                     1               1             4 or more
OGM                                                       1               3             unlimited
Voicemail                                                 2              10             unlimited
Offline voicemail                                      Receive        Send/Rec          Send/Rec
Personal Dir Entree                                       3           unlimited         unlimited
Directory Assistance                                     yes             yes               yes
Direct calling                                           yes             yes               yes
File transfer?
Conferencing                                         Participant     Participant     Full 4 line Conf
Pary Specific Boardrs                                     no             yes               yes
Auto answer                                              yes             yes               yes
Multimedia help system                                   yes             yes               yes
Call transfer                                             no              no               yes
Call hold                                                yes             yes               yes
OND                                                      yes             yes               yes
Recall                                               Restricted          yes               yes
Mute                                                     yes             yes               yes
Webboard                                                 yes             yes               yes
User config. sound effects                                no             yes               yes
Caller ID                                                yes             yes               yes
Text chat                                             Noteboard       Noteboard         Noteboard
On-hold MIDI music                                       yes             yes               yes
Speed dialing                                            yes             yes               yes
Conversation exception                                   yes             yes               yes
Codecs: GSM, Truspeech, SVP                              yes             yes               yes
WebPhone 2.02 CS Support                             Win95,3.1,NT     Win95,3.1         Win95,3.1
WebPhone 3.0 CS Support                                 Win95           Win95             Win95
Modem support                                       28.8,ISDN,LAN  28.8,ISDN,LAN     28.8,ISDN,LAN
APIs                                                     WAPI            WAPI              WAPI

VIDEO SPECIFICATIONS FOR 3.0 (SEE EXH A)
2-way video (32b831)                                  Send/Rec           Rec             Send/Rec
- restrictions                                        3 minutes    30 day promotion     unlimited
148 by 178                                               yes             yes               yes
Direct x support?
Snapshot capabilities                                    yes             yes               yes
- save formats: bmp, jpeg, ?                             yes             yes               yes

SYSTEM REQUIREMENTS
80488DX-33 Mhz PC or faster
Pentium 75 for Tru speech
4 MB RAM
Sound card with MIC and Speaker
Winsock 1.1 compliant stack
VGA card capable of displaying 256 colors
Full duplex audio card for full duplex mode
5 MB of free disk space

                                      -i-                           CONFIDENTIAL

                                   EXHIBIT C

                LICENSOR CLIENT MODULES/LICENSOR SERVER MODULES

I.   LICENSOR CLIENT MODULES

     *

II.  LICENSOR SERVER MODULES

     *

*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT D

                  CREATIVE APPLICATIONS/LICENSOR APPLICATIONS

I.   CREATIVE APPLICATIONS

     *

II.  LICENSOR APPLICATIONS

     1.  WebPhone

     *
     6.  Video WebPhone


*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT E

                           SERVER PRODUCTS; NOTEBOOK

I.  SERVER PRODUCTS

    *

*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT F

                         CREATIVE TECHNOLOGY; CREATIVE *


I. CREATIVE TECHNOLOGY

1.  Sound Blaster/Registered TradeMark/

2.  Soundfront/TradeMark/

3.  3-D positional audio

4.  algorithmic composer

5.  Wave table

6.  stereo enhancement

7.  Creative software and utilities

8.  video conference (VATP)

9.  video compression (H.263)

10. audio codec (Share Vision)

11. White Board (Share Vision)

II. CREATIVE *

[TO BE PROVIDED WITHIN SIXTY (60) DAYS OF THE AMENDMENT EFFECTIVE DATE.]

*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT G


                 BASIC COMPATIBILITY PRODUCTS AND SPECIFICATION

    *

*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT H

                               EXCEPTED COMPANIES

    *

*Confidential portions omitted and filed separately with the Commission.

                                                     February 19, 1997


Mr. Robert Kennedy
President
NetSpeak Corporation
902 Clint Moore Road, Suite 104
Boca Raton, FL  33487

Dear Mr. Kennedy:

         This letter is a Second Amendment to the June 7, 1996 Technology License and Development Agreement (the "Agreement") between Creative Technology, Ltd. and Netspeak Corporation as amended on December 6, 1996 (the "First Amendment"). The Agreement and First Amendment are hereby further amended to provide as follows:

     1. There shall be a new definition of "Video WebPhone Special Edition" hereby defined as a limited featured Video WebPhone differing from the full featured Video WebPhone by having only a single line, with a limited number of outgoing messages permitted from time to time, limited voicemail, personal directory entries, no party specific blocking, no initiation of audio conferencing, or file transfer permitted. Video WebPhone Special Edition only is intended to be sold by Creative Labs, Inc. via the Internet and retail channels for $ * . For Internet sales, end-users can download the software for a $ * charge and, once that charge clears through Creative's merchant system, be sent an activation code unlocking the features of the Video WebPhone Special Edition. End-users wishing to upgrade via the Internet to the full featured Video WebPhone will, upon payment of a different fee (currently anticipated to be $ * ) be sent by Internet e-mail a different activation code and/or additional software, and revenue for such an upgrade to the full featured Video WebPhone shall be shared pursuant to Section 3.4 of the First Amendment.

     2. With respect to the Video WebPhone Special Edition only, Sections 3.3 and 3.4 of the First Amendment are hereby amended such that the * or other * to NetSpeak shall be * per copy. There will be * for the Video WebPhone Special Edition or for activation codes relating thereto. The * shall be * for each * or, for * , for each * code for the Video WebPhone Special Edition and * .

     3. With respect to the Video WebPhone Special Edition only, the First Amendment Term as specified in Section 6.1 for the First Amendment is hereby amended to a * period from the date of first contained shipment from Creative Labs, Inc. but ending in no event later than September 1, 1997.

*Confidential portions omitted and filed separately with the Commission.

All other terms and conditions of the First Amendment and the Agreement shall remain in full force and effect. Attached hereto is Attachment A which shall serve as a clarification.

Thank you for your courtesy in this matter. Please sign and return a copy of this letter signifying our agreement.

Sincerely yours,


/s/ LUNG YEH
-------------------------------
Lung Yeh
Vice President - Communications


AGREED TO AND ACCEPTED:

NETSPEAK CORPORATION

Signature:    /s/ ROBERT KENNEDY
              ------------------
Printed Name:     Robert Kennedy
Title:  President
Date:  February 24, 1997

                                  ATTACHMENT A

This attachment is being added to serve as a clarification of the Second Amendment letter agreement dated February 19th, 1997, to the June 7 1996 agreement between Creative Technology Ltd. and NetSpeak Corporation.

*

It's a * promotion which will not extend beyond *.

*

*

Creative will *, and * in * for the * which are to be used for the *.

NetSpeak has agreed that it will not require any * for the *.

Creative may sell the * on the * in conjunction with its * effort but not in * of its *. It's understood and agreed that the * sales may precede the sale of a
* effort by a *. HOWEVER, Creative will not maintain an * sales effort if it does not continue to maintain the * . The whole idea was to produce a significant * and not just an * for *. If Creative decides not to continue the * in * in *, then it will not continue to receive the * and the * from NetSpeak unless mutually agreed to by the parties.

Clarification of Paragraph 2 of the Second Amendment:

*



Agreed to:



/S/ROBERT KENNEDY                     /S/LUNG YEH
-------------------------             -------------------------------------
Robert Kennedy, President             Lung Yeh, Vice Pres. - Communications
NetSpeak Corporation                  Creative Technology Ltd.

*Confidential portions omitted and filed separately with the Commission.